EXHIBIT 10.34

CONFIDENTIAL TREATEMENT REQUIRED

The asterisked (“*****”) portions of this document have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Intelsat LLC
North Tower, 2nd Floor
90 Pitts Bay Road
Pembroke, Bermuda HM 08

Contract No. Intelsat-67700

with

Space Systems / Loral, Inc.
3825 Fabian Way
Palo Alto, California 94303

for

Intelsat Sigmasat Spacecraft
and Associated Equipment and Services

Date:

TABLE OF CONTENTS

Article
Preamble
1.	Definitions
2.	Scope of Work
3.	Equipment and Services to be Furnished and Prices Therefor
4.	Delivery Schedule
5.	Milestone Payments
6.	Spacecraft Risk Money and Performance Payments
7.	Successful Injection
8.	Satisfactory Operation
9.	Deficiencies Noted in Launched Spacecraft
10.	Price Adjustments for Late and Early Delivery
11.	Price Adjustments for Spacecraft Dry Mass Compliancy
12.	Intelsat’s Right of Access
13.	Title and Risk of Loss or Damage
14.	Inspection and Final Acceptance
15.	Agreement to Indemnify, Hold Harmless and Defend
16.	Subcontracts
17.	Termination for Convenience
18.	Changes Directed by Intelsat
19.	Reserved
20.	Excusable Delays
21.	Termination for Cause
22.	Disputes

- i -

23.	Reports
24.	Intellectual Property Rights
25.	Inventions
26.	Changes Requested by Contractor or Intelsat
27.	Public Release of Information
28.	Insurance
29.	Reserved
30.	Property Accounting
31.	Effective Date
32.	Assignment and Novation
33.	Key Personnel
34.	Inventions and Technical Data - Withholding of Payment
35.	Reserved
36.	Warranty
37.	Notices, Reports and Invoices
38.	Performance Testing
39.	Storage of Spacecraft
40.	Options
41.	Reserved
42.	Use of Launch Base Support
43.	Spacecraft Not Launched Within Five Years
44.	Reserved
45.	Contractor Provided Office Space
46.	Errors, Omissions and Inconsistencies
47.	Intelsat Furnished Information and Property

- ii -

48.	Confidentiality
49.	Reserved
50.	Technical Monitoring
51.	Hazardous Material Identification and Material Safety Data
52.	Reporting of Payments
53.	Security Interest and License Agreement
54.	Contractor Cooperation With Insurance Carrier
55.	Parent Guarantee
56.	Reserved
57.	Permits, Licenses and Compliance with Laws
58.	Reserved
59.	General
60.	Reserved

EXHIBITS

Exhibit A -	Spacecraft Performance Specification

Exhibit B -	Statement of Work

Exhibit C -	Product Assurance Plan

Exhibit D -	Spacecraft Test Plan

Exhibit E -	Radiation Environment Specifications

Exhibit F -	Milestone Payment Plan and Performance Payment Plan

Exhibit G -	Termination for Convenience Liability Profile

- iii -

     THIS CONTRACT, effective as of the Effective Date of Contract (as defined herein) and entered into this 17th day of March 2004, by and between Space Systems/Loral, Inc. (hereinafter referred to as the “Contractor”), a corporation incorporated in Delaware, with its principal place of business located at 3825 Fabian Way, Palo Alto, California 94303 and Intelsat LLC, a Delaware limited liability company, having its office at 90 Pitts Bay Road, Pembroke HM 08, Bermuda (hereinafter referred to as “Intelsat”); Intelsat and the Contractor hereinafter may be referred to individually as a “Party” or together as “Parties”.

WITNESSETH THAT:

     The Parties hereto mutually agree as follows:

- iv -

ARTICLE 1. - DEFINITIONS

        As used in this Contract:

A.	“Affiliate” means with respect to an entity, any other entity controlling or controlled by or under common control with such entity.

B.	“Advanced Performance Payments” shall have the meaning as provided in the payment table in Article 3 of this Contract, entitled Equipment and Services to be Furnished and Prices Therefor.

C.	“ATP” shall have the meaning as provided in Article 31 of this Contract, entitled Effective Date.

D.	“Asset Purchase Agreement” or “APA “ means the agreement between Intelsat, Ltd., Intelsat (Bermuda), Ltd. (“Purchaser”), Loral Space & Communications Corporation, Loral SpaceCom Corporation, Loral Satellite, Inc., (together with Loral Space & Communications Corporation and Loral SpaceCom Corporation, the “Sellers”) entered into July 15, 2003 (as amended and as may be amended in the future), in which Sellers have agreed to sell and Purchaser has agreed to purchase certain assets.

E.	“Associate” means, with respect to an entity, its directors, officers, employees, agents, consultants, Affiliates, successors and assigns.

F.	“Authorized Representative” shall be the individual holding the office of or acting as the Director of Contracts, Intelsat (Bermuda) Ltd. or their designee(s) under a written delegation of authority communicated in writing to the Contractor.

1 - 1

G.	“Background Patent” means a patent issued presently or in the future on an invention, other than on a Subject Invention (as defined below), which invention is directly utilized or otherwise practiced or incorporated in the performance of Work.

H.	“Closing” shall refer to the date of the closing of the purchase and sales transaction provided for in the Asset Purchase Agreement.

I.	“Confidential Information” means all information, of any nature and in any form, whether written, oral or recorded or transmitted electronically or by tape or other similar manner, regarding the business, finances, operations, prospects, plans, or affairs of a Party (including its Associates and Subcontractors), and all data, processes, materials, and software in source code and object code form, related documentation, and other technical data that is confidential and embodies trade secrets and other proprietary information of a Party, which information is designated orally or in writing by such Party as confidential, provided, however, that if disclosed orally, such information must be confirmed and summarized in writing in summary form as confidential within thirty (30) days of the time at which oral disclosure took place.

J.	“Deliverable Data” means all Information required to be delivered, including, without limitation, data and information contained in reports, documents, computer programs, drawings and graphs.

K.	“Deliverable Hardware” means all property other than Deliverable Data required to be delivered under this Contract, including, without limitation, Spacecraft, equipment, models, devices and the tangible media on which Deliverable Data is delivered.

L.	“Deliverable Items” means any and all Deliverable Hardware and Deliverable Data.

M.	“Failed Transponder” means a transponder in which the output power (eirp) has decreased by ***** or more, or the transponder’s saturation flux density has changed

1 - 2

by more than ***** compared to the nominal values specified in Exhibit A hereof. A temporary decrease in output power caused by a spurious shut-off (sso) which does not cause a switch to a redundant unit will not be considered to be less than Satisfactory Operation under Article 8 of this Contract, entitled Satisfactory Operation.

N.	*****

O.	“Information” means all data and information, including, without limitation, data and information of a technical, business or financial nature which has been documented on any tangible media, including, without limitation, writings, drawings, sound recordings, computer programs, pictorial representations and graphs. Information, however, does not include the Contractor’s or its Subcontractor’s (as defined below) financial reports, cost analyses and other data and information incidental to contract administration.

P.	“In-Orbit Performance Payments” shall have the meaning as provided in the payment table in Article 3 of this Contract, entitled Equipment and Services to be Furnished and Prices Therefor.

Q.	“Intellectual Property” means all designs, methods, concepts, layouts, software, inventions (whether or not patented or patentable), processes, technical data and documentation, technical information and drawings, and similar matter in which an Intellectual Property right exists.

R.	“Intellectual Property Right” means any common law and statutory proprietary right, including any patent, patent application, patent registration, copyright, trademark, service mark, trade secret, mask work rights, data rights and similar right existing

1 - 3

from time to time under the intellectual property laws or any international treaty regime.

S.	“Lift-Off” means the intentional ignition of launch vehicle propulsion systems causing upward acceleration of the launch vehicle following the intentional removal of all mechanical restraints, if any, designed to prevent such upward acceleration.

T.	“Loss” or “Losses” means all liabilities, damages, royalty payments and claims, and all related costs and expenses (including reasonable legal fees and disbursements and costs of investigation, expert fees, litigation, settlement, judgment, interest, and penalties).

U.	“Patent” means a patent for an invention or a similar form of statutory protection such as a utility model or registered design.

V.	“Performance Payments” means the combination of Advance Performance Payments and In-Orbit Performance Payments as paid to and earned by the Contractor pursuant to terms of this Contract.

W.	“Right to Sublicense” means a right of a licensee to grant another a License to Use.

X.	“Right to Use” means a right to disclose, copy, duplicate, reproduce, modify and otherwise use.

Y.	“Risk Money” shall have the meaning as provided in the payment table in Article 3 of this Contract, entitled Equipment and Services to be Furnished and Prices Therefor.

Z.	“Satisfactory Operation” means that data is available from the Spacecraft which shows that no conditions exist at any time during a period following Successful Injection equal to the orbital design life committed to in Exhibit A which adversely affect or can reasonably be predicted to adversely affect the Spacecraft operation

1 - 4

and the Spacecraft meets all the requirements of Exhibit A. Notwithstanding anything contained in the Exhibits concerning the estimated probability of survival of a Spacecraft, or anything relating to the behavior or performance of the Spacecraft under failure conditions, *****

AA.	“Security Documents” shall have the meaning as defined in the Pledge and Security Agreement between Contractor and certain of its Affiliates and Intelsat as defined in Article 53, paragraph H.

BB.	“Services” means all professional services and labor required to be provided, including, without limitation, studies, development, research, design, analysis, manufacture, product assurance, product integration, transportation and testing.

CC.	“Spacecraft” means all space hardware necessary to fulfill the Intelsat Sigmasat mission, which is separate from the launch vehicle.

DD.	“Space Segment” means telecommunications satellites, and the tracking, telemetry, command, control, monitoring and related facilities and equipment required to support the operation of these satellites.

EE.	“Subcontract” means a subcontract including purchase orders, memoranda of understanding and all similar forms of agreement at any tier under this Contract by the Contractor or Subcontractor.

FF.	“Subcontractor” means a contractor under any Subcontract.

1 - 5

GG.	“Subject Invention” means an invention, discovery, improvement or innovation, of more than a trifling or routine nature, whether or not patentable, conceived or first actually reduced to practice in the performance of Work.

HH.	“Successful Injection or “Successfully Injected” shall have the meaning provided in Article 7 of this Contract, entitled Successful Injection.

II.	Unnecessary Background Patents” means a Background Patent which is not necessary in order to practice any Subject Invention.

JJ.	“Work” means the production and delivery of all Items and the providing of all Services under this Contract.

1 - 6

ARTICLE 2. - SCOPE OF WORK

     The Contractor shall provide the necessary personnel, material, equipment, services and facilities to perform the Work specified under the provisions of this Contract, including the Exhibits listed below, which are attached hereto and hereby made a part of this Contract, and to deliver to Intelsat those Items listed under Article 3 of this Contract, entitled Equipment and Services to be Furnished and Prices Therefor, in accordance with the delivery schedule specified in Article 4 of this Contract, entitled Delivery Schedule:

Exhibit A -	Spacecraft Performance Specifications

Exhibit B -	Statement of Work

Exhibit C -	Product Assurance Plan

Exhibit D -	Spacecraft Test Plan

Exhibit E -	Radiation Environment Specifications

Exhibit F -	Milestone Payment Plan and Performance Payment Plan

Exhibit G -	Termination for Convenience Liability Profile

Note: The Parties acknowledge that due to the fact that this Contract is being entered into both prior to the date upon which the ATP is issued by Intelsat pursuant to Article 31 of this Contract, entitled Effective Date, some of the Exhibits may be required to be updated, in accordance with other provisions hereof to reflect the final design of the Spacecraft. Therefore, the Parties shall work and cooperate in good faith as and when necessary to finalize the required Exhibits and to update them accordingly.

2 - 1

ARTICLE 3.- EQUIPMENT AND SERVICES TO BE FURNISHED AND PRICES THEREFOR

     Upon the full, satisfactory and timely completion and delivery, as required by this Article and Article 4 of this Contract, entitled Delivery Schedule, of the Items specified below, and acceptance by Intelsat thereof, all in accordance with the requirements of this Contract, the Contractor shall be entitled to payment by Intelsat of the applicable firm fixed prices specified below.

     The agreed firm fixed price includes all taxes, duties, transportation (except for Spacecraft), insurance and all other costs and charges associated with the performance of all Work. The Contractor shall be responsible for payment of all taxes and duties which may be required under any present or future laws and which become due by reason of performance of the Work, and shall comply with all requirements of said laws, including making of payment of any interest or penalties related to or arising from such taxes and duties. For the purposes of this Contract, the price of the Spacecraft authorized by Intelsat to be shipped shall be ***** and the prices of all other Items authorized by Intelsat to be shipped shall be ***** Intelsat Global Service Corporation in Washington, D.C., unless otherwise specified in writing by Intelsat.

	Quantity	Description	Subtotal	Total Price

1	1 each	Intelsat Sigmasat Spacecraft

		Recurring Component	*****

		Non-Recurring Component	*****	*****

2	1 each	Ground Encryption Units	*****

3	Lot	Documentation and Data per Exhibit B	*****

4	1 each	Spacecraft Simulator	*****

5	1 lots	Mission and Integration Services	*****

		SPACECRAFT BASE PRICE	*****	*****

		Less 10% Recurring Cost Put at Risk (The “Risk Money”)		*****

3 - 1

TOTAL DELIVERABLE PRICE		*****

(Payable as Milestone Payments)

The Risk Money and Performance Payments (Article 6)

Risk Money (as defined above)	*****

Performance Payments

Performance Payments paid in advance (the “Advance Performance Payments”)	*****

Performance Payments paid over the Orbital Design Life (the “In-Orbit Performance Payments”)	***** *****

TOTAL CONTRACT PRICE		*****

     *NSP = not separately priced

3 - 2

ARTICLE 4. - DELIVERY SCHEDULE

A.	The Contractor understands and agrees that the times for delivery set forth below are of the essence to this Contract. For the Spacecraft, Intelsat will be prepared to accept early delivery under the conditions set forth in Paragraph B of Article 10 of this Contract, entitled Price Adjustments for Late and Early Delivery. Intelsat shall have the option to accept delivery of the Spacecraft FOB Origin, or if the Launch Support and integration Service option specified in Article 40 of this Contract, entitled Options is exercised for a particular launch vehicle, the Contractor shall be responsible for the air, ground or sea transportation and delivery of the Spacecraft to the designated launch site. Intelsat shall determine the delivery location for the Spacecraft at the time the launch services option is exercised as set forth in Article 40.

Delivery of all other Items under this Contract shall be by air or ground transportation, FOB Intelsat Global Service Corporation in Washington, D.C. or local Spacecraft Program Office, as specified by Intelsat.

Item	Description	Delivery Date

1	Flight Spacecraft:

	Sigmasat Spacecraft Delivered	*****

2	Spacecraft Simulator	*****

3	Ground Encryption Units (1)	*****

     *ATP is defined in Article 31, Effective Date.

B.	For purposes of this Contract, delivery shall be deemed to have occurred when all the Contract requirements for an Item, including those required by the Article 14 of this Contract, entitled Inspection and Final Acceptance, have been satisfactorily fulfilled, including, where applicable, installation at the designated delivery site, except that, with respect to the Spacecraft, delivery shall be deemed to have

4 - 1

occurred at the time the Spacecraft has arrived at the site designated by Intelsat and fully conforms to the requirements of this Contract, including those required by Article 14 of this Contract. In the case of rejection of an Item by Intelsat pursuant to the acceptance provisions of this Contract, delivery shall not be deemed to have occurred until the defects that resulted in such rejection have been remedied to the satisfaction of Intelsat.

4 - 2

ARTICLE 5. - MILESTONE PAYMENTS

A.	The Contractor shall be entitled to receive payment from Intelsat in the amounts specified for the completion of the payment milestones set forth in Exhibit F, Milestone Payment Plan and Performance Payment Plan. Notwithstanding Article 31 of this Contract, entitled Effective Date, the Contractor shall receive an initial deposit of $50 million from Intelsat as provided for in the APA, which deposit shall be applied against the first $50 million of payment milestones pursuant to Exhibit F, until the entire $50 million deposit has been earned by the Contractor.

B.	*****

5 - 1

*****

C.	Subject to the provisions of Paragraph A above, the amounts specified in Exhibit F, Milestone Payment Plan and Performance Payment Plan, shall in each case be paid electronically by Intelsat to the Contractor within ***** after receipt by Intelsat of a properly certified invoice, from the Contractor, noting that the particular milestone event(s) have been completed for which payment has been claimed. Notwithstanding the foregoing, for any milestone event (including Key Milestones) for which a portion of the $50 Million deposit will be applied as payment, the Contractor shall, instead of submitting an invoice as provided above, submit to Intelsat a certificate executed by its Authorized Representative confirming that the particular milestone event(s) have been completed, including such detail as Intelsat may reasonably require. The Contractor may submit only one invoice or certificate per calendar month during the period of performance of this Contract, which invoice or certificate shall list all newly completed milestones for that month. A milestone shall not be regarded as completed, and no payment shall be made/earned, until all Work relevant to that milestone has been completed and approved by Intelsat in accordance with the requirements of this Contract. Further, no milestone payment invoiced/certified by the Contractor shall be made/earned if Intelsat concludes that any condition established by this Contract as prerequisite to payment/earning of the specified milestone has not been fulfilled. In such event, the applicable milestone

5 - 2

payment/certificate shall not be made until such time as Intelsat determines that such milestone/certificate event has been completed or such conditions fulfilled.

D.	Performance payments, as set forth. in Article 6 of this Contract, entitled Spacecraft Risk Money and Performance Payments, and any other amounts due to the Contractor shall be paid electronically by Intelsat to the Contractor within ***** after receipt by Intelsat of a properly certified invoice from the Contractor, noting that the particular item has been completed for which payment is claimed. No performance payment, or other amount, due to the Contractor shall be made if Intelsat concludes that any condition established by this Contract as prerequisite to payment for the event has not been fulfilled. In such event, the applicable performance payment(s) shall not be made until such time as Intelsat determines that such conditions have been fulfilled.

E.	Intelsat shall make payment to the Contractor of all amounts payable hereunder by wire transfer to the bank account set forth in Article 37 of this Contract, entitled Notices, Reports and Invoices.

F.	Except as otherwise expressly stated herein, with respect to all other payments (other than milestone payments) that may be due to the Contractor by Intelsat pursuant to this Contract, such payments shall also be made by wire transfer to the bank account identified above within ***** after receipt by Intelsat of an invoice therefor, such invoice to include sufficient detail and supporting documentation concerning such payment.

5 - 3

G.	Subject to Intelsat’s right of offset pursuant to Paragraph H below, Intelsat shall pay undisputed milestone payments and other charges when such payments are due under this Article and Exhibit F. However, Intelsat may withhold payment of particular charges that Intelsat disputes in good faith, including where Intelsat does not agree that a milestone has been satisfactorily completed. Intelsat shall notify the Contractor in writing of any disputed charge by the date payment is otherwise due.

H.	Additionally, should an amount be due to Intelsat by the Contractor on a contract other than this Contract and Contractor has failed to pay this amount due within ***** of written request by Intelsat, the amount due may then be offset against an amount owed to the Contractor from Intelsat under this Contract.

5 - 4

ARTICLE 6. - SPACECRAFT RISK MONEY AND PERFORMANCE PAYMENTS

A.	The Contractor is entitled to earn and receive the Risk Money and the Performance Payments for the Spacecraft which is in Satisfactory Operation pursuant to the terms of this Contract.

B.	The Contractor shall be paid and earn the Risk Money and the Performance Payments based on the following Spacecraft performance criteria:

1.	Failure to Achieve Successful Injection

In the event that the Spacecraft, which has been accepted by Intelsat, does not achieve Successful Injection, and such failure to achieve Successful Injection is not attributable to the Spacecraft, or the Contractor or its Subcontractors, the Contractor shall be paid *****;

2.	Successful Injection.

(a) In the event that the Spacecraft (i) achieves Successful Injection, and (ii) during the period of in-orbit testing is in Satisfactory Operation, and (iii) immediately after its’ arrival at the orbital location designated by Intelsat, achieves a continuous ***** period of Satisfactory Operation, provided that such ***** period shall include at least ***** the Contractor will be paid *****. If such initial ***** period does not include ***** the amount provided for in this Paragraph shall be paid to the Contractor upon the completion of said continuous ***** period of Satisfactory Operation; provided that, if the Spacecraft does not achieve

6 - 1

Satisfactory Operation throughout *****, the Contractor shall refund the entire said amount to Intelsat within ***** of Intelsat’s demand for payment. For purposes of this Paragraph, a Spacecraft shall be deemed to have arrived at the orbital location designated by Intelsat within a period not to exceed ***** after apogee motor firing, provided proper station-keeping capability has been demonstrated and achieved. In the event of less than Satisfactory Operation, which is not attributable to the Contractor or its Subcontractors, the Contractor shall be entitled to receive *****.

(b) For each subsequent calendar quarter of continuous Satisfactory Operation of the Spacecraft during such quarter, beginning with the second calendar quarter through the *****, the Contractor shall be paid the balance of the In-Orbit Performance Payments. In-Orbit Performance Payments shall be paid in equal amounts of *****.

(c) Should the Contractor fail to earn 100% of the Performance Payments amounts or the Risk Money set forth in subparagraphs B.2.(a) and B.2.(b) above or in subparagraph B.2.(d) below, but earned reduced amounts in accordance with the provisions of Article 8, subparagraph .B.2, of this Contract, the Contractor shall continue to receive quarterly payments if the Spacecraft continues to perform beyond the contractual orbital design life of *****, provided that Intelsat continues to use the Spacecraft for commercial purposes and at least ***** of the transponders on the Spacecraft meet the requirements of Exhibit A.. The amount of the additional quarterly

6 - 2

payments beyond the ***** shall be based on, and in no event be more than the amount that was paid to the Contractor for the *****. In addition, in no event shall the cumulative amount of the additional payments made beyond the ***** exceed the aggregate of the Performance Payments the Contractor previously failed to earn during the orbital design life of the Spacecraft. There will be no application of interest on any additional payments made by Intelsat after the *****.

(d) Earning of Advance Performance Payments. The Contractor shall be entitled to retain and be deemed to have earned as performance incentives, the entire Advance Performance Payment paid pursuant to Paragraph B.1 above or pursuant to subparagraph B.2.(a) above for each calendar quarter period of continuous Satisfactory Operation of the Spacecraft during such period, commencing immediately after its arrival at the orbital location designated by Intelsat through the *****. The total amount at risk under this Paragraph shall be the ***** The total amount of performance incentives associated with the Advance Performance Payments referred to in this Paragraph as being earned by the Contractor pursuant to subparagraph B.2.(a) above shall *****; Exhibit F to this Contract sets forth the schedule under which the Contractor earns the Advance Performance Payments pursuant to subparagraph B.2.(a) above.

3.	Acceptance of Spacecraft but Delayed Launch

In the event that a Spacecraft is accepted by Intelsat under the terms of this Contract but is not launched within ***** after such acceptance, the Contractor shall be paid *****.

6 - 3

*****. Thereafter, if Intelsat decides to launch such Spacecraft the Contractor shall be so notified and the Contractor shall refund to Intelsat the entire sum of *****. Following the launch of such Spacecraft, the Contractor shall be eligible to receive the applicable Risk Money and Performance Payments for the Spacecraft in accordance with the provisions of Paragraphs B.1, and B.2 above. Notwithstanding the foregoing provisions, if the Contractor fails to deliver the Spacecraft on or before the delivery date specified in Article 4 of this Contract, entitled Delivery Schedule, and Intelsat, in its sole discretion, determines that the delayed delivery has contributed to a launch delay, the Contractor shall not be entitled to the aforementioned amount specified in this subparagraph, for a period equal to the launch delay.

C.	In the event the Risk Money or the Performance Payments are not paid within ***** from the receipt of the invoice by Intelsat, and it is later determined that there were in fact amounts owed to the Contractor, such amounts shall be repaid with simple interest. Beginning on the ***** after the receipt of the invoice, the interest rate to be applied to each quarterly amount owed shall be the prime interest rate which will be the rate published in the Wall Street Journal on the first business day of each month.

6 - 4

ARTICLE 7. – SUCCESSFUL INJECTION

A.	Injection of a Spacecraft shall be considered successful if both of the following circumstances occur (referred herein as either “Successful Injection” or “Successfully Injected”):

1.	No damage to the Spacecraft occurs which can be shown to have resulted from launch vehicle malfunction; and

2.	At the time of separation from the launch vehicle, the elements of the Spacecraft orbit established by the launch vehicle and the Spacecraft attitude states are within the limits specified by Intelsat.

B.	If the Spacecraft does not achieve Successful Injection and the amount provided for in Article 6 of this Contract, entitled Spacecraft Risk Money and Performance Payments, subparagraph B.1, is paid, the Contractor shall not be eligible to receive any further payments with respect to the Spacecraft regardless of the use to which the Spacecraft may be put.

C.	Alternatively, notwithstanding the failure of the Spacecraft to meet the requirements of subparagraphs A.1, and A.2. above, Successful Injection will be considered to have occurred if, within a period of ten (10) days following Lift-Off, the Contractor notifies Intelsat in writing that it elects to have the Spacecraft considered Successfully Injected.

7 - 1

ARTICLE 8. – SATISFACTORY OPERATION

A.	Satisfactory Operation of the Spacecraft

1.	A defect in the Spacecraft that can be satisfactorily corrected by a switch to a redundant unit in the Spacecraft will not be deemed to affect the Satisfactory Operation of the Spacecraft. Notwithstanding the provisions in the preceding sentence or any provisions in this Contract to the contrary, if switching to a redundant unit in the Spacecraft results in a Spacecraft configuration which no longer possesses any operational redundant units at the system or subsystem level, and if any additional failure or defect can no longer be corrected by switching to a redundant unit, the Contractor shall pay Intelsat for total loss of redundancy the sum specified in the schedule below, and this payment would be in addition to any other remedies due Intelsat under this Contract.

The loss of redundancy provision in the preceding Paragraph applies only to key components whose failure would terminate or severely curtail mission activities, such as: communications receivers, up-converters, high power amplifiers, earth sensors, momentum wheels, solar array/ solar array drives, ACE processor, DHE processor, telemetry transmitter, command receivers and power control unit. This provision is not applicable in cases where a solution, such as a software “patch” or other agreed-upon workaround can be implemented to provide an alternate source of redundancy, nor where an otherwise functional unit is switched-off due to partial loss of telemetry.

Table 8-1

Number of Years In
Satisfactory Operation
During Which Time	Price Adjustment
Total Loss of	For Total

8 - 1

Redundancy Occurred	Loss of Redundancy
*****	*****

*****	*****

*****	*****

*****	*****

*****	*****

If a price adjustment has been imposed by Intelsat in accordance with this subparagraph, but at a later time the failed unit causing the price adjustment is corrected or a work-around is devised by the Contractor, and which is agreed to by Intelsat such that redundancy again exists, Intelsat shall refund the price adjustment or an agreed upon portion thereof.

2.	Should Intelsat elect to use a launch vehicle configuration which leads to an orbital maneuver life shorter than the orbital design life specified in Exhibit A, the definition of Satisfactory Operation shall be deemed modified, to the extent that the requirement to maintain the orbit’s inclination to less than 0.05° shall cease to be applicable after a time in orbit equal to the orbital maneuver life. The orbital maneuver life shall be calculated in accordance with Exhibits A and B of this Contract, taking into consideration the launch vehicle capabilities.

3.	Should the Spacecraft fail to provide Satisfactory Operation the Contractor will not be entitled to receive performance payments, except as provided for in Paragraph B of this Article, and the Contractor agrees not to enter into any agreement for purposes of mitigating directly or indirectly the loss or reduction of these performance payments through insurance or any other means. Furthermore, the Contractor shall insert the substance of this subparagraph A.4 in all Key Subcontracts, if applicable.

B.	Less Than Satisfactory Operation of a Spacecraft

8 - 2

1.	During such period, or periods, of time during the orbital design life committed to in Exhibit A, that all the conditions prescribed in this Contract for Satisfactory Operation are not met for the Spacecraft, but Intelsat uses such Spacecraft for commercial purposes, the Parties shall negotiate an equitable adjustment to the unearned Performance Payments and/or Risk Money for such use, which adjustment shall, in no event, ***** of the total of the Advance Performance Payments and In-Orbit Performance Payments that are yet to be earned pursuant to Article 6 of this Contract, entitled Spacecraft Risk Money and Performance Payments, subparagraphs B.1 and B.2 therein, with respect to the period or periods of such use. The amount of the negotiated adjustment shall reflect three principal components: (1) the operational capabilities of the Spacecraft with the deficiencies as compared to the operational capabilities thereof without the deficiencies; (2) the operating usefulness to Intelsat of the Spacecraft in the total Intelsat system with the deficiencies as compared to the operating usefulness thereof without the deficiencies; and, (3) any additional costs Intelsat may incur and any revenue it may lose as a result of the failure of the Spacecraft to continuously meet the conditions prescribed in Paragraph A of this Article. For purposes of such negotiation, it is the intent of the Parties that the reduction of Performance Payments for each Failed Transponder shall be ***** of the original Performance Payment which would otherwise be payable for the periods of failure. As related to Ku-Band transponders on a Spacecraft, the ***** deduction shall not apply until there are less than ***** Ku-Band transponders operating nominally; and, as related to C-Band transponders, the ***** deduction shall not apply until there are less than ***** C-Band transponders operating nominally. If Intelsat elects not to use such degraded Spacecraft for commercial communications purposes, no further Performance Payments shall be made to the Contractor for such Spacecraft. Intelsat’s decision on Spacecraft use shall be final and conclusive. In the event that an equitable adjustment is negotiated as set

8 - 3

forth above, and subsequent thereto the Spacecraft either is restored to Satisfactory Operation or its operations are otherwise materially improved, the parties may, at Intelsat’s sole and reasonable discretion, renegotiate the future unearned orbital Performance Payments (from the time of return to Satisfactory Operation or improved performance, as applicable) to reflect the restored or improved operational performance of the Spacecraft.

2.	Any adjustment to the Performance Payments shall first be applied to the future In-Orbit Performance Payments to be paid in accordance with subparagraph B.2 of Article 6 of this Contract, entitled Spacecraft Risk Money and Performance Payments, until such adjustment exceeds the remaining unpaid balance of the In-Orbit Performance Payments. Any additional adjustment in excess of the balance of future In-Orbit Performance Payments shall be made by a lump-sum refund from the Contractor of such excess, as applicable, from the Advance Performance Payments. Such refund shall *****.

C.	Determinations

The use of Intelsat measurements, computations and analyses for the purpose of determinations relative to the definition in Paragraph A of this Article shall be binding on the Contractor. The Contractor shall be given access to this data.

8 - 4

ARTICLE 9. – DEFICIENCIES NOTED IN LAUNCHED SPACECRAFT

     Without affecting the rights, duties and obligations of the parties under other provisions of this Contract, if the data available from a launched spacecraft shows that conditions exist which adversely affect or can be reasonably predicted to affect adversely the Spacecraft operation, or that the Spacecraft performance or operation departs significantly from that expected from the program documentation at any time during the period of the Spacecraft’s in-orbit design lifetime, or that the Spacecraft does not meet all the requirements of Exhibit A, or can reasonably be predicted not to be able to meet the requirements of Exhibit A for the full orbital design life, the Contractor shall take prompt appropriate corrective measures at its sole cost in all of the unlaunched Spacecraft, whether or not previously delivered to Intelsat, so as to satisfactorily eliminate therefrom all the deficiencies noted in the launched spacecraft. The Contractor shall have the foregoing responsibilities with respect to all unlaunched Spacecraft regardless of whether Intelsat has or has not previously accepted such Spacecraft, or whether title thereto has previously passed to Intelsat. Intelsat shall have the right to reject any such unlaunched deficient Spacecraft during preliminary inspection at the Contractor’s plant, as provided for in Article 14 of this Contract, entitled Inspection and Final Acceptance.

9 - 1

ARTICLE 10. – PRICE ADJUSTMENTS FOR LATE AND EARLY DELIVERY

A.	Late Delivery

     Intelsat intends to enter into one or more contracts with launch service providers for launch of the Spacecraft to be delivered under this Contract. Since the launch dates will be established to be consistent with the Spacecraft delivery schedule contained in this Contract, the Contractor and Intelsat agree that time is of the essence in this Contract and that delayed delivery of the Spacecraft may cause Intelsat to incur additional costs, including launch service postponement fees, loss of anticipated revenue, and other damages difficult or impossible to measure. Accordingly, the Contractor and Intelsat agree to liquidated damages for late delivery of the Spacecraft as provided below, which damages are intended to be compensatory and do not constitute a penalty. In the event any Spacecraft, and associated flight equipment, to be delivered hereunder is not delivered on or before the delivery dates specified in this Contract, excluding the number of days of excusable delay, if any, within the meaning of Article 20 of this Contract, entitled Excusable Delays, then: (i) if Intelsat elects to have the Spacecraft and associated flight equipment delivered to storage pursuant to Article 39 of this Contract, entitled Storage of Spacecraft, the Contractor shall provide such storage, including necessary refurbishment/retest as required to demonstrate that the Spacecraft performance is maintained free-of-charge, for a period not to exceed *****; and (ii) until such Spacecraft and associated flight equipment is delivered, commencing on the first day following the specified delivery date, the price of such a Spacecraft and associated flight equipment shall be reduced for each day of late delivery as follows:

Flight			Maximum Price
Spacecraft	Price Reduction	Period	Reduction

Sigmasat	*****	*****	*****

	*****	*****	*****

*****

1.	For purposes of price adjustments for late delivery, the price reduction specified above, shall be applicable to the Spacecraft and associated flight

10 - 1

equipment to be delivered hereunder.

2.	The price adjustments specified above for late delivery of a Spacecraft and associated flight equipment shall be deducted from the initial Performance Payment set forth in Paragraph B.1 of Article 6 of this Contract, entitled Spacecraft Risk Money and Performance Payments. In the event that such initial Performance Payment does not become due, and the Contractor does not pay within ***** of Intelsat’s demand for such payment, then Intelsat shall have the sole right to determine against which payments due to the Contractor, pursuant to the terms of this Contract the adjustment will be offset. The determination by Intelsat under this subparagraph 2 shall be final and binding on the Contractor.

3.	In the event Intelsat designates a storage location rather than a launch site as a place of delivery for the Spacecraft and associated flight equipment to be delivered hereunder, the applicable date for determining the price adjustments shall be the date that the Spacecraft and associated flight equipment has passed all the in-plant tests required by this Contract and has arrived at the storage location designated by Intelsat.

4.	If the Contractor does not meet the delivery dates specified in the Contract and Intelsat does not exercise its right to terminate this Contract for cause in accordance with Article 21 hereof, entitled Termination for Cause, the price reduction provided for in Paragraph A hereof, shall be the sole compensation to which Intelsat shall be entitled for delays in deliveries of Spacecraft and associated flight equipment for the number of days stated in this Paragraph A. However, if at any time prior to the expiration of the period specified in this Paragraph, Intelsat exercises its right to terminate this Contract for the Contractor’s default, pursuant to the said Termination for Cause Article, Intelsat’s rights and remedies shall be governed by the provisions of that Article and Paragraph A hereof shall not apply.

10 - 2

5.	Nothing contained in this Paragraph shall affect any right or remedy available to Intelsat under this Contract or at law for delay exceeding the number of days stated in Paragraph A hereof.

B.	Early Delivery

Subject to the provisions of this Paragraph, the Contractor shall be entitled to receive incentives for early delivery of the Spacecraft. The following provisions shall apply with respect to early delivery of the Spacecraft:

1.	For each day the Spacecraft is delivered earlier than the delivery date set forth in Article 4 of this Contract, entitled Delivery Schedule, incentive payments as described hereinbelow shall be paid to the Contractor within 30 days of delivery and acceptance by Intelsat. Incentive payments shall be calculated at ***** for ***** of early delivery, and at ***** for ***** of early delivery; provided, however, the maximum number of days for which early incentives may be earned for any Spacecraft shall not exceed *****. Notwithstanding the provisions in the preceding sentence concerning the maximum number of days and incentives for early delivery and since Intelsat is not obligated to accept delivery of any Spacecraft sooner than ***** after the actual delivery date of the preceding Spacecraft as provided in Paragraph A of Article 4, the Contractor shall not be entitled to receive early delivery incentives for those days of early delivery which would make or cause the delivery of a Spacecraft sooner than or within ***** of the actual delivery date of the preceding Spacecraft.

2.	If the Contractor owes payments to Intelsat under this Contract, Intelsat shall have the sole right to determine against which payments due Intelsat, pursuant to the terms of this Contract, the adjustments under Paragraph B

10 - 3

hereof for early delivery of such Spacecraft and associated flight equipment will be offset. The determination by Intelsat under this subparagraph 2 shall be final and binding on the Contractor.

3.	In the event Intelsat designates a storage location rather than a launch site as a place of delivery for any of the Spacecraft and associated flight equipment to be delivered hereunder, the applicable date for determining the adjustments, pursuant to this Paragraph B, shall be the date that the said Spacecraft and associated flight equipment has passed all the in-plant tests required by this Contract and has arrived at the storage location designated by Intelsat. If the Contractor is in the position of making early delivery of Spacecraft for which there are no reasonably available launches, the Contractor will provide storage as set forth in Article 39 of this Contract, entitled Storage of Spacecraft.

10 - 4

ARTICLE 11. – PRICE ADJUSTMENTS FOR DRY MASS COMPLIANCE

A.	Intelsat intends to enter into contracts with launch service providers for launch of the Spacecraft to be delivered under this Contract. Since the mass of the Spacecraft has been established in this Contract to be consistent with the performance capability of the launch service providers and to provide certain performance characteristics specified in this Contract, the Contractor and Intelsat recognize that if the dry mass of the Spacecraft exceeds the maximum allowable launch dry mass value specified herein below, Intelsat may incur additional costs, including additional launch services fees, loss of useful life of the Spacecraft, loss of anticipated revenue, and other damages. Accordingly, the Contractor and Intelsat agree to certain payments by the Contractor for excess mass as provided below, which payments are intended to be compensatory and do not constitute a penalty.

3.	In the event that the dry mass of the Spacecraft exceeds the value for maximum allowable satellite dry mass as specified in Exhibit A (“Maximum Allowable Mass”), the Contractor shall pay Intelsat an amount of *****, which payment shall be considered as payment for excess mass. The provisions of this Paragraph shall be applicable to the Spacecraft to be delivered hereunder. Intelsat shall have the sole right to offset any such amount required under this Paragraph against any payments due the Contractor pursuant to the terms of this Contract.

If the Contractor does not meet the dry mass requirement specified in the Contract and Intelsat does not exercise its right to terminate this Contract for default in accordance with Article 21, Termination For Cause, or to pursue any other remedy available to Intelsat under the Contract or by law, the price reduction provided for in Paragraph A of this Article shall be the sole compensation to which Intelsat shall be entitled for excess mass. Notwithstanding the foregoing, in the event that

11 - 1

the Contractor does not meet the dry mass requirement specified in the Contract, but, nevertheless, such failure does not result in Intelsat incurring additional Launch Service costs or in restricting Intelsat from filling the Spacecraft with the maximum fuel prior to Launch, Intelsat may consider waiving any mass penalty otherwise due hereunder.

D.	In the event that the dry mass of the Spacecraft supplied by the Contractor weighs less than the Maximum Allowable Mass, Intelsat shall pay the Contractor an amount of *****, which payment shall be considered as payment for *****. The provisions of this Paragraph shall be applicable to the Spacecraft to be delivered hereunder.

11 - 2

ARTICLE 12. - INTELSAT’S RIGHT OF ACCESS

A.	Intelsat shall be allowed reasonable access to:

1.	all Work and Work in progress, and all data and information related to this Contract, including all Subcontracts hereunder, and all facilities therefor, for purposes of observation, inspection, examination and evaluation, at any reasonable time prior to final acceptance (as set forth below) or termination of this Contract and thereafter to the extent such data and information are of the type customarily retained in the ordinary course of business; and

2.	all books, records, documents and other supporting data and information directly pertinent to the discovery or identification of any Intellectual Property to the extent first developed under this Contract or incorporated into a Deliverable Item and/or Subject Inventions or verification of compliance with the provisions of Articles 24 and 25, entitled Intellectual Property Rights and Inventions respectively, at any reasonable time prior to the end of the ***** subsequent to final acceptance of all deliverables hereunder or termination of this Contract.

B.	Intelsat shall provide the Contractor with reasonable advance notice of its intent to obtain such access.

C.	Intelsat shall be allowed full and free access and waiver of liability or other restrictions shall not be imposed in order to obtain such access.

D.	Without affecting the Contractor’s obligation under other provisions of this Contract, and subject to the Contractor’s rights in data under Article 24 of this Contract, entitled Intellectual Property Rights, the Contractor shall also deliver

12 - 1

copies of design and test data, and other Foreground and Background Data, to Intelsat at any time during the period of performance of the work.

E.	This Article shall be inserted by the Contractor in all Subcontracts.

F.	The access to data set forth in this Article is subject to the limitations and restrictions contained in the International Traffic in Arms Regulations and the United States State Department’s Office of Defense Trade Control granted export license.

12 - 2

ARTICLE 13. - TITLE AND RISK OF LOSS OR DAMAGE

A.	Prior to the passing of title pursuant to this Article, any loss or damage to Items to be delivered under this Contract shall be at the Contractor’s risk. Unless otherwise provided in this Contract, title and risk of loss or damage to all items other than Spacecraft shall pass to Intelsat at the time of final acceptance by Intelsat, which final acceptance will be made or refused as provided hereunder.

B.	Title and risk of loss or damage to a Spacecraft which is delivered for the purpose of launch shall pass to Intelsat at Lift-Off.

C.	Reserved

D.	Title and risk of loss or damage to a Spacecraft which is delivered to storage by the Contractor, at Intelsat’s option pursuant to Article 39 of this Contract, entitled Storage of Spacecraft shall be retained by the Contractor throughout the storage period. At the completion of the storage period, the Contractor shall deliver the Spacecraft to the launch site location, and title and risk of loss or damage to the Spacecraft shall be governed by Paragraph B.

E.	The Contractor warrants that title to Subject Inventions and to Deliverable Hardware conveyed pursuant to Article 25 of this Contract, entitled Inventions, subparagraph D.3, shall be good, marketable and rightfully conveyed, and shall be delivered free and clear of all liens, encumbrances, pledges and other interests whatsoever. Furthermore, the Contractor agrees to execute and deliver all instruments required, in Intelsat’s sole discretion, to perfect or evidence such title to Intelsat.

13 - 1

ARTICLE 14. - INSPECTION AND FINAL ACCEPTANCE

A.	Preliminary inspections may be made by Intelsat or its designated representative at either the Contractor’s or a Subcontractor’s plant, as the case may be. All such inspections shall be in the company of a Contractor’s representative, provided that, if after reasonable notice (orally or in writing) of Intelsat’s inspection plans, the Contractor shall have failed to furnish such a representative, then Intelsat may conduct an unaccompanied inspection. Intelsat shall inform the Contractor in writing of those particulars in which the work to be performed under the Contract does not meet the requirements of the Contract and the Contractor shall remedy such defects. Further, Intelsat shall have the right to reject, at the Contractor’s plant, any Spacecraft to be delivered under this Contract which does not meet the requirements of the Contract.

B.	Final acceptance of the Work to be performed under the Contract shall be in accordance with the requirements of the Contract. Upon delivery to Intelsat of the Items to be delivered under this Contract, Intelsat’s Authorized Representative shall promptly conduct a final inspection and test of the Items and shall either accept the same in writing or notify the Contractor in writing of those particulars in which the Items do not meet the requirements of the Contract. Upon receipt of a notice that any Item does not meet the requirements contained in this Contract, the Contractor shall remedy such item. Upon remedy of such particulars to meet the requirements of the Contract, the Items shall be accepted by Intelsat in writing. Title to such Items shall pass in accordance with the provisions of this Contract.

C.	Remedy of any particulars or defects referred to in Paragraphs A and B of this Article shall be accomplished by the Contractor, at its expense, promptly upon receipt of notice thereof. Any Items found to be non-conforming during or after

14 - 1

testing required under this Contract shall, at Intelsat’s request and without charge to Intelsat, be promptly retested by the Contractor after the Contractor has remedied such non-conformance. If the Contractor fails to remedy any such particulars promptly, Intelsat may elect to have any or all such particulars remedied through other means, in which event the Contractor shall pay the reasonable costs of so remedying such particulars.

D.	After delivery to Intelsat by the Contractor of the Items to be delivered under this Contract, including a Spacecraft which is delivered for the purpose of a launch, and upon final acceptance by Intelsat of the Work to be performed hereunder, the Contractor and Intelsat shall certify in writing, on a form prescribed by Intelsat, that final acceptance and delivery have occurred. For a Spacecraft delivered for the purpose of launch, Intelsat’s final acceptance shall not occur until after successful completion of all launch site testing and integration activities, including the Flight Readiness Review in accordance with Exhibit B.

14 - 2

ARTICLE 15. - AGREEMENT TO INDEMNIFY, HOLD HARMLESS AND DEFEND

A.	Personal Injury and Damage to Property

Each Party shall indemnify and hold the other Party and its Associates, subsidiaries, successors and assigns, or any of them, harmless from any and all Losses resulting from damage to all property (excluding the Spacecraft after Lift-Off) and injuries, including death, to all persons (natural or juridical), arising from any occurrence caused by an act or omission of such Party, its Subcontractors, or any of them, and such Party shall at its sole expense defend any claims, actions, suits and proceedings, whether in law or equity, brought against the other Party and its Associates, subsidiaries, successors and assigns, or any of them, on account thereof, and shall pay all expenses, including attorney’s fees, and satisfy all judgments as may be incurred by or rendered against them, or any of them, in connection therewith. The indemnitee shall provide, at the indemnitor’s written request and sole expense, such assistance and information as may be reasonably provided by the indemnitees in connection with the defense of any such action.

B.	Indemnification for Taxes

The Contractor shall assume responsibility for, and shall hold Intelsat and its Associates harmless from all taxes and duties, which may be required under any present or future law or laws, and which become due by reason of the performance of Work under this Contract or any Subcontract hereunder, and shall execute and deliver such other further instruments, and comply with such requirements of said laws, as may be necessary thereunder to confirm and effectuate this Contract, including making of payment of any interest or penalties related to or arising from such taxes and duties.

C.	Indemnification for failure to Comply with Laws

15 - 1

Each Party shall indemnify and hold the other Party and its Associates, subsidiaries, successors and assigns, or any of them, harmless from any and all Losses resulting from such Party’s failure to comply with applicable laws.

D.	Intellectual Property Indemnification

(i) The Contractor shall, at the Contractor’s sole expense, defend Intelsat and its Associates, subsidiaries, successors and assigns, or any of them, from and against all claims, actions, suits and proceedings, whether in law or equity, alleging that the manufacture or preparation of any Deliverable Item in the performance of Work or the use, lease, sale or other disposition of any Deliverable Item by Intelsat, its Associates or agents infringes any third party Intellectual Property Right, worldwide, and shall indemnify and hold harmless Intelsat and its Associates, subsidiaries, agents successors and assigns, or any of them, and shall pay all costs and damages, including attorney’s fees and royalties, associated with all settlements or awards. Intelsat shall provide at the Contractor’s written request and sole expense, such assistance and information as may be reasonably provided by Intelsat.

(ii) If an injunction or other order is obtained against the manufacture, preparation, use, lease, sale or other disposition of any Deliverable Item, the Contractor agrees to use its best efforts either to procure rights so that such Deliverable Item and the manufacture, preparation, use, lease, sale or other disposition thereof is no longer subject to said injunction or to modify or replace such Deliverable Item, subject to Intelsat’s technical approval, so that it is no longer subject to such order. In the event that neither of the foregoing alternatives is suitably accomplished, the Contractor shall be liable to Intelsat, its Associates, and their successors and assigns, or any of them, for any additional direct damages arising as a result of such injunction, including, without limitation, a refund of the amount paid for the Spacecraft less the reasonable value attributable for the use of the Spacecraft, plus any additional costs in reprocuring

15 - 2

a replacement Spacecraft for the period of use that Intelsat has lost as a result of the infringement.

(iii) Intelsat neither represents nor warrants that the performance of any Work, including the manufacture, preparation, use, lease, sale or other disposition of any Item required under this Contract will be free from third party claims of infringement of any Intellectual Property Rights worldwide.

E.	Indemnification Procedures

With respect to any claims under this Article, the following procedures shall apply:

(i) Notice - Promptly after receipt by any entity entitled to indemnification under this Contract of notice of the commencement or threatened commencement of any civil, criminal, administrative, or investigative action or proceeding involving a claim in respect of which the indemnitee will seek indemnification pursuant to the applicable provision under this Contract, the indemnitee shall notify the indemnitor of such claim in writing. No failure to so notify an indemnitor shall relieve it of its obligations under this Agreement except to the extent that it can demonstrate damages attributable to such failure. Within ***** following receipt of written notice from the indemnitee relating to any claim, but no later than ***** before the date on which any response to a complaint or summons is due, the indemnitor shall notify the indemnitee in writing if the indemnitor elects to assume control of the defense and settlement of that claim (a “Notice of Election”).

(b) Procedure Following Notice of Election - If the indemnitor delivers a Notice of Election relating to any claim within the required notice period, the indemnitor shall be entitled to have sole control over the defense and settlement of such claim; provided that (i) the indemnitee shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim, and (ii) the indemnitor shall obtain the prior written

15 - 3

approval of the indemnitee before entering into any settlement of such claim or ceasing to defend against such claim, such approval shall not be unreasonably withheld or delayed. After the indemnitor has delivered a Notice of Election relating to any claim in accordance with the preceding paragraph, the indemnitor shall not be liable to the indemnitee for any legal expenses incurred by the indemnitee in connection with the defense of that claim. In addition, the indemnitor shall not be required to indemnify the indemnitee for any amount paid or payable by the indemnitee in the settlement of any claim for which the indemnitor has delivered a timely Notice of Election if such amount was agreed to without the written consent of the indemnitor.

(c) Procedure Where No Notice of Election Is Delivered - If the indemnitor does not deliver a Notice of Election relating to any claim within the required notice period, the indemnitee shall have the right to defend or settle the claim in such manner as it may deem appropriate, at the cost and expense of the indemnitor. The indemnitor shall promptly reimburse the indemnitee for all such costs and expenses.

E.	Subrogation

In the event that an indemnitor shall be obligated to indemnify an indemnitee pursuant to this Contract, the indemnitor shall, upon payment of such indemnity in full, be subrogated to all rights of the indemnitee with respect to the claims to which such indemnification relates.

15 - 4

ARTICLE 16. - SUBCONTRACTS

A.	The Contractor has represented to Intelsat that in the performance of the Work hereunder, it will be necessary for the Contractor to engage Subcontractors to perform certain portions of the Work. The Contractor shall provide a list of all Subcontracts, at unit level and above, having a contract value in excess of ***** in support of this Contract, and shall identify the portion of the Work to be performed pursuant to each such Subcontract. This list shall be updated and included in each Quarterly Report, to be provided by the Contractor pursuant to Exhibit B and Article 37 of this Contract, entitled Notices, Reports and Invoices.

B.	The Contractor further acknowledges and agrees that certain Subcontracts awarded by the Contractor are necessary for the successful completion of the Work to be performed hereunder and represent material elements of the Work, either by virtue of the size of the Subcontract awarded or the strategic contribution to Work (each a “Key Subcontract”). All Subcontracts with a contract value of ***** or more shall be deemed Key Subcontracts, as well as any other Subcontracts that the Parties mutually agree to designate as Key Subcontracts. The Parties agree that the Contractor shall use its best efforts to enter into Key Subcontracts with the persons or entities (hereinafter referred to as “Key Subcontractors”) listed in Table 8.1 below, or such other persons or entities as Intelsat may subsequently approve as meeting Intelsat’s requirements. If, for any reason, the Contractor is unable to enter into a Key Subcontract with one or more Key Subcontractors listed below, the Contractor shall submit to Intelsat, for review and approval, the names and qualifications of available substitute Subcontractors of substantially equal abilities and qualifications in order that Intelsat can confirm such proposed substitute will meet its requirements, along with an explanation of the reasons for the failure to enter into the Key Subcontract.

16 - 1

Table 8.1

Key Subcontractor	Work
1. (TBD – prior to ATP)	(TBD – prior to ATP)
2.
3.
4.
5.

D.	Unless otherwise agreed to in writing by Intelsat’s Authorized Representative, the Contractor shall ensure that all Key Subcontracts include provisions which materially conform to the following provisions of this Contract:

1.	Article 12, Intelsat’s Right of Access;

2.	Article 47, Intelsat Furnished Information and Property;

3.	Article 30, Property Accounting;

4.	Article 24, Foreground Data and Background Data;

5.	Article 25, Inventions;

6.	Article 48, Confidentiality;

7.	Article 28, Insurance;

8.	Article 52, Reporting of Payments; and

9.	Article 59, General.

E.	The foregoing requirements for the inclusion of certain provisions in Subcontracts shall not be construed as relieving the Contractor of its obligation to include in Subcontracts any provisions which may otherwise be required.

F.	The Contractor shall submit the technical specifications of all Key Subcontracts to Intelsat for review and approval prior to award of the Key Subcontract.

16 - 2

G.	The Contractor shall deliver to Intelsat two (2) copies of all Key Subcontracts after execution thereof excluding all financial data, including any modifications thereto, and at Intelsat’s request, any other Subcontracts issued.

H.	Nothing in this Contract shall be construed as creating a contractual relationship between Intelsat and any Subcontractor, including any third party beneficiary rights in any Subcontractor. The Contractor is fully responsible to Intelsat for the acts or omissions of its Subcontractors and all persons used by the Contractor or a Subcontractor in connection with the performance of the Work. Any failure by a Subcontractor to meet its obligations to the Contractor shall not constitute a basis for Excusable Delay, except as provided in Article 21 of this Contract, entitled Excusable Delays, and shall not relieve the Contractor from meeting any of its obligations under this Contract.

16 - 3

ARTICLE 17. - TERMINATION FOR CONVENIENCE

A.	Intelsat may, prior to the Contractor’s completion of all Work, by written notice issued by Intelsat’s Authorized Representative, terminate this Contract, in whole or in part, for its convenience, whereupon the Contractor shall cease Work in accordance with the terms of said notice.

B.	Termination charges shall be calculated in accordance with the termination profile contained in Exhibit G, Termination for Convenience Liability Profile.

C.	Termination charges, less (i) amounts previously paid by intelsat pursuant to this Contract and (ii) amounts representing termination charges attributable to Deliverable Hardware which the Contractor or any of its Subcontractors elects to retain, shall be paid by Intelsat within ***** after receipt of the Contractor’s invoice therefor. The minimum termination liability under this Paragraph is *****.

D.	The Contractor agrees to advise Intelsat of all proposed settlements with vendors and Subcontractors in event of termination, and the Contractor further agrees not to enter into any binding settlement until Intelsat has approved the proposed settlement or ***** have elapsed from the date when such advice was received by Intelsat.

E.	In the event of such a termination, all inventory generated under this Contract, except that specified in subparagraph C.(ii) of this Article, shall become the property of Intelsat.

17 - 1

ARTICLE 18. - CHANGES DIRECTED BY INTELSAT

A.	Intelsat may, from time to time, prior to final acceptance or termination of this Contract, by written change order issued by Intelsat’s Authorized Representative (i) require changes within the general scope of this Contract, including, but not limited to, changes in drawings, designs, specifications, method of shipment or packing, or time or place of delivery, (ii) require additional Work within the general scope of this Contract or (iii) require the omission of portions of the Work.

B.	If any such change order causes an increase or decrease in the Contractor’s cost or in the time required to complete all or portions of the Work, an equitable adjustment shall be made in the price, or delivery date or schedule, or both, and this Contract shall be modified in writing accordingly. Any claim by the Contractor for adjustment under this paragraph shall be deemed waived unless asserted in writing within ***** from the date of receipt by the Contractor of the change order. The amount of the claim together with information sufficient to support the claim shall be submitted, in writing, within ***** from the date of assertion of the claim. If the cost of supplies or materials made obsolete or excess as a result of a change is included in the Contractor’s claim for adjustment, Intelsat shall have the right to prescribe the manner of disposition of such supplies or materials. Nothing in this Article shall excuse the Contractor from promptly proceeding with the Contract as changed.

C.	If the Contractor submits a claim for adjustment pursuant to Paragraph A of this Article, which claim is for an increase in the cost of this Contract, the claim shall be supported by evidence which details the increased cost the Contractor will sustain as a result of performing the changed work ordered by Intelsat. Subject to Paragraph D hereof, such increased cost, if any, will be calculated in accordance with the Contractor’s regularly established accounting system and shall, if required

18 - 1

by Intelsat, be verified at the Contractor’s expense, by the independent Certified Public Accounting firm normally used by the Contractor.

D.	Upon the receipt by Intelsat of the Contractor’s claim, with supporting evidence, the Parties shall attempt to reach agreement on the pricing of the change order, it being understood, however, that without relieving the Contractor of the obligation to proceed promptly with the Contract as changed, in the event the Parties are unable to reach agreement on the pricing of the change order, the matter shall be determined in accordance with Article 22 of this Contract, entitled Disputes.

E.	The Contractor shall provide an updated claim which reflects the final price of the change.

18 - 2

ARTICLE 19. - RESERVED

19 - 1

ARTICLE 20. - EXCUSABLE DELAYS

A.	Delays in delivery resulting from, but not limited to, acts of God or of the public enemy, acts of a government in its sovereign capacity, fires, floods, natural disasters, major utility disruptions, labor disputes, strikes, epidemics, quarantine restrictions and freight embargoes, which in every case are beyond the reasonable control and without the fault or negligence of the Contractor and its Subcontractors, shall constitute excusable delays if a written claim thereof together with Information sufficient to support such claim is received by Intelsat within ***** after the start of each such act or occurrence. The Contractor shall provide written evidence of the period of such delay. The delivery requirements shall be extended by the amount of such period as is supported by the evidence provided.

B.	Termination for Excusable Delay

1.	Intelsat may, upon written notice to the Contractor, immediately terminate this Contract, in whole or in part, if and when it becomes reasonably certain that the aggregate of excusable delays in accordance with this Article, with respect to the Spacecraft to be delivered hereunder, will exceed *****.

2.	In the event of termination under this Paragraph B, the Contractor shall immediately refund to Intelsat ***** of the $50 million deposit) previously made to the Contractor under this Contract for such Spacecraft, plus ***** of any unearned portion of the $50 million deposit paid by Intelsat pursuant to Article 5 of this Contract, entitled Milestone Payments.

3.	Upon completion of all payments to Intelsat in accordance with this Paragraph B, the Contractor shall be entitled to retain title to any and all Work, Work-in-progress, parts or other material, inventories, and any associated warranties, and any subcontracted items the Contractor has

20 - 1

specifically produced, acquired, or entered into in accordance with this Contract.

4.	In the event it is determined pursuant to Article 31, Disputes, or by written agreement of the Parties, that Intelsat wrongfully terminated this Contract under this Article, such termination shall be considered a Termination for Convenience by Intelsat and the provisions of Article 17, Termination for Convenience shall apply.

20 - 2

ARTICLE 21. - TERMINATION FOR CAUSE

A.	Intelsat may, by written notice issued by Intelsat’s Authorized Representative, terminate this Contract, in whole or in part, if the Contractor fails (i) to perform any of the Work within the time specified herein; or (ii) to comply with any of the provisions of this Contract; or (iii) to make progress so as to ensure completion of this Contract in accordance with its terms; and such failure under either item (i), (ii) or (ii) above is not cured within ***** from the date of such notice; or (iv) if Contractor, makes a general assignment for the benefit of creditors, voluntarily files for protection from creditors under applicable bankruptcy laws or similar laws, or has an involuntary bankruptcy petition filed against it (this provision does not apply to the Contractor’s current Chapter 11 Case Nos. (RDD) 03-41709 (RDD) through 03-41728, filed in the U.S. Bankruptcy Court for the Southern District of New York on July 15th 2003). In such event Intelsat may take over the Work, in whole or in part, and prosecute the same to completion by contract or otherwise and may take possession of and utilize in completing the Work, such materials, appliances, and Work in progress as may be necessary therefor. If Intelsat so terminates the Contractor’s right to proceed pursuant to this Paragraph A, the Contractor shall be liable for, and pay to Intelsat, any and all increased costs incurred by Intelsat in completing the Work, including, as applicable, a refund of that portion of the $50,000,000 deposit that is required so that in the aggregate, Intelsat pays no more for the Work than the Total Contract Price provided under Article 3. The rights and remedies of Intelsat provided in this Paragraph A are in addition to any other rights and remedies provided by law or under this Contract.

B.	Since the times for delivery of the Spacecraft set forth in Article 4 are of the essence to this Contract and the delayed delivery of any Spacecraft required by this Contract may cause Intelsat to incur additional costs, including launch postponement fees, loss of anticipated revenue and other damages, the Contractor and Intelsat agree that if the Contractor’s delivery of any Spacecraft

21 - 1

required under this Contract is delayed or postponed for more than ***** days after its scheduled delivery date specified in Article 4 of this Contract, entitled Delivery Schedule, Intelsat shall have the right to terminate any part of this Contract (including a part of the Work corresponding to the construction and delivery of the delayed Spacecraft or of any other Spacecraft not yet delivered under this Contract) or the entire Contract by written notice to such effect to the Contractor. Upon receipt by the Contractor of such notice, the Contractor shall immediately refund to Intelsat ***** (including the $50 Million deposit) under this Contract for the terminated part of the Contract. By virtue of such termination, Intelsat shall not incur any liability under this Contract for the terminated part of the Contract. Intelsat’s rights and remedies under this Paragraph B are in addition to any other rights and remedies provided by law or pursuant to Paragraph A of this Article, Article 10 of this Contract, entitled Price Adjustments for Late or Early Delivery, or any other provision of this Contract.

C.	If, after termination under the provisions of this Article, it is determined for any reason that the Contractor was terminated without cause under the provisions of this Article, or that the delay causing such termination was excusable, the rights and obligations of the Parties shall be the same as if termination had been effected pursuant to Article 17 of this Contract, entitled Termination for Convenience.

21 - 2

ARTICLE 22. - DISPUTES

     Any dispute, claim or other disagreement between the Parties arising out of or relating to this Contract (each, a “Dispute”), including with respect to the interpretation of any provision of this Contract and with respect to the performance by Intelsat or the Contractor of their respective obligations hereunder, shall be resolved as provided in this Article.

      A. Informal Dispute Resolution

1.	Prior to the initiation of any legal proceedings pursuant to Paragraph B below, the Parties shall first attempt to resolve their Dispute on an informal basis in accordance with this Paragraph A, excluding any Dispute concerning a decision of a Party which decision is subject to that Party’s sole discretion.

2.	Invocation of Progressive Dispute Resolution - If either Party believes that a Dispute will not be amicably resolved informally and without resort to the procedures described in this Article, such Party may call for progressively senior management involvement in the dispute negotiation and resolution by providing written notice to the other Party.

3.	Progression of Management Involvement - Upon the written request of a Party, which may be included in the preceding notice, the Parties shall arrange personal meetings and/or telephone conferences as needed, at mutually convenient times at a location to be mutually agreed by the Parties, between negotiators for the Parties at the successive management and senior management levels:

Table 22 A

Level	Intelsat Negotiator	Contractor Negotiator

Level 1	Management Representative	Management Representative

Level 2	Senior Management	Senior Management

22 - 1

Representative	Representative

4.	The designated negotiators specified above shall meet as often as the Parties reasonably deem necessary to discuss the Dispute and attempt to resolve it without the necessity of any formal proceeding and in order to gather and furnish all information with respect to the Dispute which the Parties believe to be appropriate and germane in connection with its resolution.

5.	The specific format for the discussions shall be left to the discretion of the designated negotiators.

6.	Time at Levels - The negotiators at Level 1 shall have a period of twenty (20) business days in which to attempt to resolve the dispute, unless otherwise agreed to by the Parties. The allotted time for the Level 1 negotiations shall begin on the date of receipt of the invoking Party’s notice. If a resolution is not achieved by the negotiators at Level 1 at the end of the allotted twenty (20) business day period, then the Dispute shall be referred to the Level 2 negotiators who shall be allotted five (5) business days to resolve the Dispute. The allotted time for the negotiations at Level 2 shall begin immediately following the expiration of the allotted time for negotiations at Level 1. If a resolution is not achieved by the Level 2 negotiators within the allotted time for such negotiations, then either Party shall have the right to commence legal proceedings as contemplated by Paragraph B below.

7.	Nothing in this Paragraph A shall be construed to prevent a Party from instituting, and a Party is authorized to institute, formal proceedings earlier to avoid the expiration of any applicable limitations period, or to preserve a superior position with respect to other creditors.

B.	Legal Proceedings

22 - 2

In the event that the Parties are unable to resolve the Dispute pursuant to Paragraph A above, either Party may submit the Dispute exclusively to the courts of the District of Columbia with such agreement on jurisdiction being irrevocable. Notwithstanding the foregoing, the Parties may mutually agree to submit the Dispute to arbitration pursuant to the rules and procedures agreed by the Parties.

C.	Continued Performance

Each Party agrees to continue performing its obligations under this Contract, except where such Dispute is resulting from Intelsat’s termination of the Contract, while any Dispute is being resolved except for Disputes relating to the termination of the Contract.

D.	Governing Law

This Contract, and all matters arising from or connected with it, shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws provisions.

22 - 3

ARTICLE 23. - REPORTS

A.	The Contractor shall deliver to Intelsat written progress and status reports, test data, and any final reports, in accordance with the requirements of Exhibit B, Statement of Work, hereof.

B.	Key Subcontractors shall be required by the terms of their Subcontracts to submit copies of written progress and status reports to Intelsat concurrently with the Subcontractor’s submission to the Contractor.

C.	All reports furnished pursuant to this Article may be used and distributed by Intelsat in accordance with the provisions of this Contract.

23 - 1

ARTICLE 24. - INTELLECTUAL PROPERTY RIGHTS

A.	Intelsat’s Right to Use Contractor Intellectual Property

The Contractor does hereby grant to Intelsat and its Associates a fully-paid, irrevocable, non-exclusive and worldwide Right to Use, and Right to Sublicense to its Associates and agents and successor and assigns a Right to Use any Intellectual Property incorporated into any of the Deliverable Items for any Intelsat purposes connected with the design, development, construction, establishment, maintenance, and operation of Deliverable Items. Intelsat acknowledges and agrees that any Intellectual Property of the Contractor remains the property of the Contractor subject to Intelsat’s rights granted hereunder.

B.	Intelsat’s Intellectual Property

The Contractor acknowledges and agrees that to the extent that Intelsat provides any of its Intellectual Property to the Contractor or its agents to be incorporated into the Deliverable Items, including any Intelsat provided specifications in connection with the Work being provided hereunder by the Contractor, the Contractor is not granted any rights to such Intellectual Property except to use such Intellectual Property for purposes of this Contract. The Contractor further acknowledges and agrees that any Intellectual Property of Intelsat remains the property of Intelsat.

24 - 1

ARTICLE 25. - INVENTIONS

A.	Notification of Subject Inventions and Background Patents

1.	***** after the ATP and at the end of each ***** period thereafter until completion of all Work or termination of this Contract, the Contractor shall deliver to Intelsat a written list, by subject, of all not previously reported Subject Inventions and Background Patents under this Contract or any Subcontract. The list shall set forth the reference number, title, inventor(s) and date of conception, reduction to practice, Patent application or Patent issuance, whichever is latest as well as the assigned Patent application number or Patent number, if any and specifically identify any Unnecessary Background Patents and limitations on authority to grant rights in Background Patents.

2.	Upon completion of all Work or termination of this Contract and prior to final acceptance, the Contractor shall deliver to Intelsat (i) a written list, by subject and in the form set forth herein, of all Subject Inventions and Background Patents under this Contract or any Subcontract, whether or not previously reported, or (ii) a written certification that there are no such Subject Inventions or Background Patents. Such list shall be amended should any limitations on the Contractor’s or any Subcontractor’s authority to grant rights in Background Patents be subsequently changed or removed.

Example Subject Inventions

Reference				Applications
Number	Title	Inventor(s)	Date	Patent Number
Invention No. 2359	Analog Threshold Decoder	J.D. Jones	30/5/83	U.S. Application No. 454,201

25 - 1

Background Patents

Application/
Title	Inventor(s)	Date	Patent No.	Necessary	Limitation (*)
Threshold Decoder	P.E. Smith	25/1/82	U.S. Patent No. 5,903,267	Yes	None

* State any limitations on Contractor’s or any Subcontractor’s authority to grant rights to this item.

B.	Disclosure of Subject Inventions

Promptly, but in any event within ***** following conception or first actual reduction to practice of each Subject Invention, whichever occurs first under this Contract or any Subcontract, and in all cases prior to final acceptance, the Contractor shall deliver to Intelsat a written disclosure (hereinafter referred to as “Invention Disclosure”) of each Subject Invention not previously disclosed. The Invention Disclosure shall be sufficiently complete in technical detail to convey to one skilled in the art to which the Subject Invention pertains a clear understanding of the nature, purpose, operation and, to the extent known, the physical, chemical and electrical characteristics of the Subject Invention. The Contractor shall transmit to Intelsat, within ***** after submission of the Invention Disclosure, a list of those countries in which a Patent application claiming each such Subject Invention will be filed by or on behalf of the Contractor.

C.	Patent Applications

1.	The Contractor shall, within ***** of delivery of the Invention Disclosure, file or cause to be filed Patent applications on each Subject Invention in all countries listed by Contractor pursuant to subparagraph B.1 of this Article. The ***** period may be extended for up to an

25 - 2

additional ***** from the date of the original filing to enable the filing of Patent applications in Paris Convention countries claiming priority upon a Patent application filed within said initial ***** period.

2.	Intelsat shall have the right to prescribe in writing to the Contractor any countries in which Intelsat desires the filing of Patent applications for each Subject Invention and the Contractor shall, within ***** of receiving such prescription, file or cause to be filed Patent applications in all such countries or notify Intelsat in writing of any countries prescribed by Intelsat in which the Contractor elects not to file or have filed Patent applications. The ***** period may be extended for up to an additional ***** from the date of the original filing to enable the filing of Patent applications in Paris Convention countries claiming priority upon a patent application filed within said initial ***** period or upon a Patent application filed pursuant to subparagraph C.1 of this Article.

3.	All Patent applications filed by or on behalf of the Contractor shall be at its sole expense.

4.	The Contractor shall deliver to Intelsat copies of each Patent application and each Patent promptly after the filing or issuance thereof, as applicable.

5.	The Contractor shall notify Intelsat of any election (i) to abandon any Patent application on a Subject Invention or (ii) to cause any Patent on a Subject Invention to become unenforceable no less than ***** prior to the date such Patent application or Patent shall be deemed abandoned or unenforceable. Upon the written request of Intelsat, the Contractor shall use its best efforts to maintain the viability of such Patent application or Patent until title thereto is conveyed in accordance with subparagraph D.3 of this Article.

25 - 3

       D.  Rights Granted in Subject Inventions and Background Patents

1.	The Contractor does hereby grant to Intelsat and its Associates an irrevocable, non-exclusive and worldwide Right to Use and Right to Sublicense to its Associates and agents each Subject Invention for Intelsat purposes relating to current or future satellite programs with other satellite manufacturers.

2.	The Contractor does hereby agree to grant solely for the purposes of enabling the practice of any Subject Invention and/or the use of any Deliverable Item to Intelsat, upon its request, an irrevocable, non-exclusive and worldwide Right to Use and Right to Sublicense to its Associates and agents and its successor and assigns Background Patents

3.	Other provisions of this Contract to the contrary notwithstanding, the Contractor does hereby agree to convey or have conveyed to Intelsat, upon its request and without charge, all right, title and interest in each Subject Invention and any Patent applications and/or Patents pertaining thereto, including the right to place such Subject Invention in the public domain or, at Intelsat’s sole expense, prosecute a Patent application or maintain a Patent for such Subject Invention, (i) in each country in which the Contractor fails to file or have filed a Patent application on such Subject Invention in accordance with subparagraph C.1 of this Article, (ii) in each country in which the Contractor has elected not to file or has failed to file or have filed a Patent application on such Subject Invention in accordance with subparagraph C.2 of this Article, (iii) in each country in which there has been an election to abandon a Patent application on such Subject Invention or to cause a Patent on such Subject Invention to become unenforceable and (iv) worldwide if the Contractor has failed to report such Subject Invention in accordance with subparagraph B.1 of this Article. The

25-4

Contractor shall ensure the execution and delivery of all documents required, in Intelsat’s sole discretion, to perfect and evidence such conveyance, including instruments of assignment, Patent applications and Patents. The Contractor agrees that each such Subject Invention and any Patent applications and Patents pertaining thereto and any benefits obtained therefrom shall be deemed to have been held in trust, solely for the benefit of Intelsat, until the Contractor has conveyed same to Intelsat.

E.	Other Authorizations

Other provisions of this Article to the contrary notwithstanding, the disclosure, making, use, lease, sale, other disposition and other practice of any Subject Invention or Background Patent shall be: (i) free, unconditional and unlimited from and after the time that such Subject Invention or the right to practice such Subject Invention or Background Patent comes into the public domain, or (ii) at the sole discretion of the licensee, on other terms and conditions, from and after the time such Subject Invention or rights to practice such Subject Invention or Background Patent become otherwise lawfully available to such licensee on such other terms and conditions.

F.	Invention Warranty

The Contractor represents and warrants that it has or will obtain the authority to effectuate the provisions of this Article and that no lien, encumbrance, pledge or any other interest whatsoever will be applied against any Subject Invention and/or Background Patent such that Intelsat and its Associates shall be prevented, in any way, from exercising rights granted pursuant to Paragraph D of this Article.

G.	Intelsat and Jointly Developed Subject Inventions

25 - 5

Notwithstanding anything in this Article to the contrary, to the extent it is determined that any Subject Invention was developed by an Intelsat employee, representative or agent, Intelsat reserves the right to take full control and ownership of the Subject Invention and to the extent that the Contractor desires any rights to use such Subject Inventions for any use outside of Intelsat’s purposes, such use shall be based on negotiated terms and conditions between the Parties. In the event that the Parties conclude that the Subject Inventions were jointly developed by Intelsat and the Contractor (or their respective representatives), the Parties shall negotiate mutual rights and benefits based on the intended use of the Subject Inventions.

25 - 6

ARTICLE 26. - CHANGES REQUESTED BY CONTRACTOR OR INTELSAT

A.	Any changes requested by the Contractor during the performance of this Contract, within the general scope of this Contract, which will add or delete work, affect the design of the Spacecraft, change the method of shipment or packing, or place or time of delivery, or will affect any other requirement of this Contract shall be submitted in writing to Intelsat ***** prior to the proposed date of the change. If such Contractor-requested change causes an increase or decrease in the total price of this Contract, the Contractor shall submit to Intelsat, at the time the requested change is submitted, or at a later date agreed to by Intelsat, the details of such increase or decrease.

B.	Intelsat shall notify the Contractor in writing within ***** after receipt of the requested change and price adjustment, if any, whether or not it agrees with and accepts such change. If Intelsat agrees with and accepts the Contractor- requested change, the Contractor shall proceed with the performance of the Contract as changed, and an amendment to the Contract reflecting such change and price adjustment, if any, shall be issued. The Contractor shall, within a reasonable time thereafter, provide an updated claim which reflects the final agreed price of the change. If Intelsat does not agree with such Contractor- requested change, the Parties shall attempt to reach agreement on such change. In the event the Parties are unable to reach agreement on such change or price adjustment, if any, or both, the Contractor shall proceed with the performance of the Contract as unchanged.

C.	For any changes requested by Intelsat during the performance of this Contract, within the general scope of this Contract, which will add or delete work, affect the design of the Spacecraft, change the method of shipment or packing, or place or time of delivery, or will affect any other requirement of this Contract, the Contractor shall respond to that request in writing to Intelsat within *****

26 - 1

after such request. If such Intelsat-requested change causes an increase or decrease in the total price of this Contract, the Contractor shall submit to Intelsat, at the time the response to the requested change is submitted, the details of such increase or decrease, with a reasonable break down of the price. Intelsat shall notify the Contractor in writing, within a reasonable time after receipt of the Contractor’s response, whether or not it agrees with and accepts the Contractor’s response. If Intelsat agrees with and accepts the Contractor’s response, the Contractor shall proceed with the performance of the Contract, as changed and an amendment to the Contract reflecting such change and price adjustment, if any, shall be issued. The Contractor shall, within a reasonable time thereafter, provide an updated proposal which reflects the final agreed price of the change. In the event the Parties are unable to reach agreement on such change or price adjustment, if any, or both, the Contractor shall proceed with the performance of the Contract as unchanged.

26 - 2

ARTICLE 27. - PUBLIC RELEASE OF INFORMATION

     At least thirty (30) days prior to the release of news releases, articles, brochures, advertisements, prepared speeches and other information releases concerning the Work performed or to be performed hereunder by the Contractor or any Subcontractor, the Contractor shall seek the approval of Intelsat concerning the content and timing of such release, and no such release shall be made until Intelsat’s written approval has been obtained. Such approval shall not be unreasonably withheld.

27 - 1

ARTICLE 28. - INSURANCE

A.	Throughout the period during which Work is being performed under this Contract, the Contractor shall maintain, at its sole cost and expense, the following insurance with an insurer(s) possessing a rating of A-9 or better as rated in the A.M. Best Key Rating Guide for Property and Casualty Insurance Companies.

*****

B.	The Contractor shall notify Intelsat immediately of any injuries, damages, claims, or suits which arise in connection with this Contract.

C.	The Contractor shall deliver to Intelsat, upon written request from Intelsat, prior to commencing Work under this Contract, certificates of insurance evidencing that:

(i)	such insurance is in effect;

28 - 1

(ii)	that Intelsat is a named additional insured under the policies described in subparagraph A(3) and A(5) above;

(iii)	the insurer will provide Intelsat within thirty (30) days prior written notice of any change in or cancellation of such insurance; and

(iv)	with respect to the insurance described in subparagraphs A(1) and A(5) above, all subrogation rights of the insurer with respect to claims against Intelsat, its officers, agents, servants, employees, subsidiaries, successors and assigns, or any of them, have been waived by the insurer.

D.	In addition to the above insurance requirements, the Contractor agrees not to enter into any agreement for the purposes of mitigating directly or indirectly the rights and remedies of Intelsat for the Contractor’s obligations under Article 6 of this Contract entitled Spacecraft Performance Payments, Article 10 of this Contract entitled Price Adjustments for Late and Early Delivery and Article 11 of this Contract entitled Price Adjustments for Excess Dry Mass through insurance or any other means. The Contractor shall insert the requirements set forth herein in all Key Subcontracts, as applicable.

28 - 2

ARTICLE 29. - LIMITATIONS OF LIABILITY

A.	General

1.	THE PARTIES TO THIS CONTRACT EXPRESSLY RECOGNIZE THAT COMMERCIAL SPACE VENTURES INVOLVE SUBSTANTIAL RISKS AND RECOGNIZE THE COMMERCIAL NEED TO DEFINE, APPORTION, AND LIMIT CONTRACTUALLY ALL THE RISKS ASSOCIATED WITH THIS COMMERCIAL SPACE VENTURE. THE PAYMENTS AND OTHER REMEDIES EXPRESSLY SET FORTH IN THIS CONTRACT FULLY REFLECT THE PARTIES’ NEGOTIATIONS, INTENTIONS, AND BARGAINED-FOR ALLOCATION OF THE RISKS ASSOCIATED WITH THE COMMERCIAL SPACE VENTURES CONTEMPLATED BY THIS CONTRACT.

2.	EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN (THIS EXCEPTION DOES NOT APPLY TO ANY GENERAL STATEMENT HEREIN REGARDING OTHER RIGHTS AND REMEDIES PROVIDED BY LAW), AND SUBJECT TO THE EXCEPTIONS SET FORTH IN PARAGRAPH (3) BELOW, NEITHER PARTY, UNDER ANY CIRCUMSTANCES OR UNDER ANY WARRANTY (EXPRESS, IMPLIED, OR STATUTORY) OR UNDER ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE, TORT, STRICT LIABILITY, CONTRACT, OR OTHER LEGAL OR EQUITABLE THEORY) SHALL HAVE ANY LIABILITY TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, AND/OR INCIDENTAL DAMAGES, WHETHER OR NOT FORESEEABLE, INCLUDING LOST REVENUES OR PROFITS, COST OF CAPITAL, OR ANY OTHER FORM OF ECONOMIC LOSS RESULTING FROM ANY BREACH OF THIS CONTRACT OR WITH RESPECT TO ANY DEFECT, NON-CONFORMANCE, OR DEFICIENCY IN ANY INFORMATION,

29 - 1

INSTRUCTIONS, SERVICES, OR OTHER THINGS PROVIDED PURSUANT TO THIS CONTRACT.

3.	The limitations of liability set forth in Paragraph 2 above shall not apply with respect to:

(a)	*****

(b)	Notwithstanding the foregoing subparagraph (a), all third party claims that are the subject of indemnification pursuant to Article 28 of this Contract, entitled Indemnities.

B.	Damage to Persons or Property

1.	Each Party agrees that, with respect to persons involved with, or property used in connection with, the performance of agreements to launch the Spacecraft on the Launch Service Providers (LSP) launch vehicles, each Party agrees to be responsible for and to absorb, waive and otherwise make no claim against and to hold harmless the other Party, the LSP, other customers of Intelsat or the LSP, the applicable Government, their respective contractors, subcontractors suppliers, Associates, consultants or agents, or any of them, with respect to (i) injury to, or death of, the Party’s own or its subcontractors’ Associates, consultants, agents; (ii) any damage sustained by the Party or its subcontractors or its own or its subcontractors’ Associates, consultants or agents; (iii) to any damage sustained by the Spacecraft involved with or used in connection with the performance of the agreements to launch such Spacecraft on the LSP’s launch vehicles, resulting from such activities for any reason whatsoever; including but not

29 - 2

limited to grossly negligent acts or omissions committed by the Party or its Associates which cause a launch failure.

2.	The Contractor agrees to the waiver of claims against the LSP as set forth in the preceding Paragraphs of this Article only to the same extent that each of the LSPs agrees to comparable waivers of claims against the Contractor.

3.	For the purposes of this Article, “damage” includes but is not limited to direct, indirect, special and/or consequential damages, including damages to or loss of property, and loss of profit or revenues.

4.	To the extent that the allocation of risk provisions of the launch service contract(s) are amended or modified, the Contractor agrees to amend the foregoing Paragraphs of this Contract to reflect the changes in the launch service contract.

5.	The Contractor shall ensure that all Subcontracts include the provisions of this Paragraph.

29 - 3

ARTICLE 30. - PROPERTY ACCOUNTING

A.	The Contractor shall be directly responsible for and accountable for all supplies, parts, materials, components, subsystems or systems (whether in its possession or the possession of any of its Subcontractors) which are to become the property of Intelsat pursuant to the terms of this Contract and which are part of the deliverable Items called for by Article 4 of this Contract, entitled Delivery Schedule. For this purpose, the Contractor shall establish and maintain a system to control, protect, preserve and identify, at all times and until the last item to be delivered, pursuant to Article 4, has been delivered to Intelsat, all of the aforementioned property in its possession or the possession of its Subcontractors.

B.	The Contractor shall require Subcontractors who are responsible for developing or manufacturing any of the Items to be delivered under the terms of this Contract to comply with the provisions of this Article.

C.	The Contractor shall, periodically, physically inventory all Intelsat property in its possession and shall cause Subcontractors to do likewise. The type and frequency of such inventory shall be established by the Contractor, and notification of the same shall be provided to Intelsat. The Contractor shall retain and cause Subcontractors to retain inventory records of Intelsat property, until the last item to be delivered, pursuant to Article 4 of this Contract, has been delivered to Intelsat and shall have such records available for Intelsat review, upon reasonable notice, at any time during the period of this Contract. These records shall be submitted to Intelsat within ***** after delivery of the last item under Article 4. If there is no Intelsat property in the Contractor’s or Subcontractor’s possession at that time, notification shall also be provided to that effect to Intelsat.

30 - 1

ARTICLE 31. - EFFECTIVE DATE

     This Contract shall become effective on the Closing (as defined in the Asset Purchase Agreement) (hereinafter referred to as the “Effective Date of Contract”).

     Following the Effective Date of Contract, the Contractor is not authorized to proceed with the performance of any Work hereunder until Intelsat’s Authorized Representative issues to the Contractor of a written authorization to proceed with the performance of the Work (herein referred to as either the “Authorization to Proceed” or the “ATP”). The Parties agree that Intelsat shall submit the ATP no later than June 30, 2004. Prior to the issuance by Intelsat and receipt by the Contractor of the ATP, Intelsat shall have no obligation to the Contractor, financial or otherwise, except as expressly provided herein. The Contractor shall, immediately upon receipt of such notice, acknowledge same and proceed with the performance of the Work. To the extent that the Contractor proceeds with any Work prior to receipt of the ATP, it shall be at the Contractor’s sole risk regardless of any technical changes required by Intelsat.

31 - 1

ARTICLE 32. - ASSIGNMENT AND NOVATION

     The Contractor may not assign, delegate or otherwise transfer this Contract, or any of the rights, duties and obligations of the Contractor under this Contract, without the express prior written consent of Intelsat. Any attempted assignment or delegation by the Contractor, without such consent shall be void and without effect. Intelsat may assign or novate this Contract or any of its right, duties and obligations, including but not limited to any warranties and indemnities, to a subsidiary or an Affiliate of Intelsat or to a joint venture in which Intelsat is a majority participant without prior consent by the Contractor; provided, however, that prior to any assignment or novation, Intelsat will notify the Contractor of such assignment or novation and, in the case of a novation, the Contractor shall promptly execute any required novation documentation.

     Contractor shall cause any person to whom all or substantially all of Contractor’s assets (whether now owned or hereinafter acquired) are sold, leased or otherwise transferred, to assume in writing, all of Contractor’s obligations under this Agreement, on terms reasonably acceptable to Intelsat.

32 - 1

ARTICLE 33. - KEY PERSONNEL

A.	Personnel Qualifications The Contractor shall assign properly qualified personnel to perform the Work pursuant to this Contract for the duration of such program.

B.	Assignment of Key Personnel Positions

It is agreed that key personnel (“Key Personnel”) shall be the Contractor personnel filling the following or equivalent positions, which positions the Parties agree are necessary for the successful performance of this Contract:
[Positions and Key Personnel to be decided prior to issuance of the ATP]

1.	Program Manager;

2.

3.

4.

C.	The Contractor shall assign individuals from within the Contractor’s organization to the Key Personnel positions to carry out the Work. Key Personnel shall have significant work experience on programs of a similar size and scope as the Work under this Contract.

D.	Before assigning an individual to any Key Personnel position, the Contractor shall notify Intelsat of the proposed assignment, introduce the individual to appropriate Intelsat representatives, and, upon Intelsat’s request, provide Intelsat with the individual’s resume and the opportunity to interview the individual. If Intelsat, in good faith, objects to the qualifications of the proposed individual within fifteen (15) days after being notified thereof, then the Contractor agrees to discuss such objections with Intelsat and resolve such concerns on a mutually agreeable basis or;

32 - 1

if unable to do so the Contractor shall identify and propose to Intelsat another candidate acceptable to Intelsat. Should the individuals filling the positions of Key Personnel leave such positions for whatever reason, the Contractor shall follow the procedures set forth in this Paragraph to select replacement personnel with comparable levels of experience, qualifications and ability to the Key Personnel being replaced.

32 - 2

ARTICLE 34. -	INVENTIONS AND TECHNICAL DATA - WITHHOLDING OF PAYMENT

          If, at any time prior to final payment under this Contract, the requirements of Articles 24 and 25 of this Contract, entitled Intellectual Property Rights and Inventions, have not been completed to the extent required by said Articles, including, but not limited to, the submittal of fully satisfactory inventions reports, Intelsat may, notwithstanding anything in this Contract to the contrary, withhold payment to the Contractor of such amount as Intelsat deems reasonable, up to ***** of the Contract price, until such materials are delivered or deficiencies or inaccuracies therein are corrected. Neither the withholding nor the payment of any amounts shall be construed either as a waiver of any of Intelsat’s rights or as evidence of the satisfactory performance of any of the Contractor’s obligations under this Contract.

34 - 1

ARTICLE 35. - RESERVED

35 - 1

ARTICLE 36. - WARRANTY

A.	The Contractor warrants that, notwithstanding prior inspection or acceptance by Intelsat:

1.	All Deliverable Hardware shall be in good working order and free from all defects in workmanship and materials and shall conform with the requirements of this Contract;

2.	All Deliverable Data shall conform with the requirements of this Contract; and

3.	All Services shall be performed in a skillful and workmanlike manner and shall conform with the requirements of this Contract and the highest of professional industrial standards.

B.	Promptly after receipt of written notification from Intelsat that Work is defective or non-conforming, the Contractor shall, in accordance with Intelsat’s written instructions, either (i) correct, repair or replace, at Intelsat’s sole option and at Contractor’s sole expense, any defective or non-conforming Work so as to comply with the above warranties, or (ii) reimburse Intelsat for such portion of the price as is equitable.

C.	The above warranties shall continue for a period of ***** from the date of final acceptance except, however, all corrections, repairs and replacements made pursuant to this Article by the Contractor after final acceptance shall be so warranted for a period of ***** from the date of acceptance of such corrections, repairs or replacements. The warranties in this Article shall not apply to a Spacecraft after launch.

36 - 1

D.	Except as otherwise set forth herein and in other articles of this Contract, the Contractor expressly disclaims any express or implied warranties, including without limitation, warranties of fitness for a particular purpose and merchantability.

E.	The rights and remedies of Intelsat provided in this Article are in addition to any other rights and remedies provided by law or under this Contract.

36 - 2

ARTICLE 37. - NOTICES, REPORTS AND INVOICES

A.	All notices, reports and invoices to be provided to Intelsat LLC under this Contract shall be delivered to the appropriate Intelsat entities as follows:

Applicable Notices, Reports & Invoices	Receiving Intelsat LLC Entity and Address

Original Contract Notices Copies of following Deliverable CDRLs*: B-22, B-24, B-25 and B-38**	Intelsat LLC c/o Intelsat (Bermuda), Ltd. Attn: ***** Director of Contracts North Tower, 2nd Floor 90 Pitts Bay Road Pembroke, HM 08 Bermuda Telephone: ***** Facsimile: *****

Copies of Contract Notices Copy of Milestone invoices All Contract Correspondence	Intelsat Global Service Corporation Attn: ***** Major Programs Department (Mail Stop 25) 3400 International Drive, N.W. Washington D.C. 20008-3098 U.S.A. Telephone: ***** Facsimile: *****

Copies of Contract Notices Original Milestone Payment Invoices/Certificates Reports and Deliverables***	Intelsat Spacecraft Program Office (ISPO) Attn: ***** 3825 Fabian Way Palo Alto, California 94303 U.S.A.

Reports and Deliverables***	Intelsat Global Service Corporation Export Compliance Dept (Mail Stop 33A) 3400 International Drive, N.W. Washington D.C. 20008-3098 U.S.A. Telephone: (202) 944-3256

Original Performance (In-Orbit) Incentive Invoices	Intelsat LLC c/o Intelsat Global Service Corporation Accounts Payable (Mail Stop 14B) 3400 International Drive, N.W. Washington D.C. 20008-3098 U.S.A.

37 - 1

*	Upon written notice, the Contractor shall also deliver to Intelsat (Bermuda), Ltd. one copy of any additional CDRLs, including CCNs, RDWs, Reports and Deliverables.

**	CDRL B-38 shall be delivered to Intelsat (Bermuda), Ltd. in electronic format. All other CDRLs shall be delivered in hard copy format unless otherwise requested by Intelsat (Bermuda), Ltd. in writing.

***	The Contractor shall provide to Intelsat Global Service Corporation and ISPO the requisite number of copies as agreed to by the Parties in Exhibit B.

B.	All notices, reports and invoices to be provided to the Contractor under this Contract shall be sent to the Contractor Address as follows:

Applicable Notices, Reports & Invoices	Receiving Contractor Entity and Address

All Contract Correspondence	Space Systems/Loral, Inc.
Attn: ***** Mail Stop L- 17 3825 Fabian Way Palo Alto, California 94303 U.S.A. Telephone: *****
Facsimile: *****

C.	All invoices from the Contractor shall be paid to the following bank account:
*****

37 - 2

ARTICLE 38. - PERFORMANCE TESTING

A.	All developmental, qualification and acceptance testing of all Items of equipment required by the technical Exhibits of this Contract, or any other provisions of this Contract, may be witnessed by Intelsat’s representatives at the Contractor’s or Subcontractor’s plant.

B.	Intelsat reserves the right to specify the times and places for the undertaking of final acceptance testing of any Item of equipment to be delivered in accordance with the requirements of this Contract.

C.	If the Contractor establishes the time, date, or location of any testing required under this Contract, the Contractor shall provide Intelsat with the advance notice specified in this Contract, or if not specified, with reasonable advance notice.

D.	Testing shall be undertaken in accordance with the Test Plan (Exhibit D) specified in this Contract.

38 - 1

ARTICLE 39. - STORAGE OF SPACECRAFT

     Within ***** following receipt from the Contractor of notice that a particular Spacecraft has successfully completed the Shipment Readiness Review and is ready for shipment to the launch site designated by Intelsat, in accordance with the terms of this Contract, Intelsat, by written notice to the Contractor, may elect to have a Spacecraft delivered to storage at the Contractor’s facilities, or such other facilities as the Contractor may arrange $ for, which alternate facilities must have been approved by Intelsat. The Contractor agrees to store and perform any necessary testing or refurbishment on such Spacecraft for a period of ***** at no cost to Intelsat. The Contractor also agrees to store such Spacecraft for a period of up to ***** at the ***** specified in Article 40 of this Contract, entitled Options, and in accordance with Exhibit B and the requirements commensurate with storing flight hardware and equipment, including any required refurbishment/retest.

39 - 1

ARTICLE 40. - OPTIONS

A. Intelsat may, at its option to be exercised in writing from time to time, within ***** from the Effective Date of this Contract, direct the Contractor to produce and deliver an additional replacement Spacecraft, launch support and integration services, and other options as listed in this Article, in accordance with the requirements of this Contract. Such equipment and services shall not exceed the maximum quantities for each as specified below, and the pricing schedule set forth below shall apply. Intelsat shall have the right to exercise the option for any or all of the items in this Article independently of each other. The terms and conditions of this Contact shall apply to any such option upon exercise of such option. Milestone payment plans for each of these options are to be incorporated in Exhibit F prior to ATP. In-orbit Performance Payments for these options, where applicable, are noted below, and shall be paid according to the terms specified in Article 6 of this Contract, entitled Spacecraft Risk Money and Performance Payments.

B. Options to be Exercised Prior to ATP

1.	Modifications to Spacecraft at No Cost to Intelsat At any time prior to issuing the ATP Intelsat may modify the following technical requirements:

*****

40 - 1

*****

Intelsat will make reasonable efforts to minimize the number of design iterations.

2. Change of Spacecraft

At anytime prior to issuance of the ATP, Intelsat may, by notifying the Contractor in writing, initiate negotiations with the Contractor to be conducted in good faith by the Parties, within a timely manner, in the event Intelsat desires to replace this procurement of the Sigmasat Spacecraft with an order for one or more Intelsat VII replacement spacecraft. Upon receipt of Intelsat’s notice pursuant to the foregoing, the Parties shall use all commercially reasonable efforts to finalize all relevant terms and conditions, including price and schedule related to the replacement spacecraft procurement, however, in no event shall the Contractor’s right to receive the $50 million deposit, as provided in Article 5 of this Contract, entitled Milestone Payments, be affected

C.	Additional Spacecraft

Intelsat shall have the option to purchase ***** following the launch of the Spacecraft, in accordance with Exhibit B, at the prices set forth below.

*****

40 - 2

D.	Launch Support and Integration Services

     Intelsat may, at its option, direct the Contractor to provide all necessary launch site integration effort, hardware (perigee stage, airborne support equipment, etc. as per Exhibit A) and launch support facilities, equipment and services, including spacecraft transportation, in accordance with Exhibit B, for the Spacecraft to be launched on any of the specified launch vehicles. The firm fixed price for all launch site integration effort, hardware and services, including transportation, required for launch of the Spacecraft on each of the launch vehicles are presented below.

(Dollars in Thousands)
		0-12 Mths	13-24 Mths	25-36 Mths	37-48 Mths	49-60 Mths	61-72 Mths
Ariane	NRE	*****	*****	*****	*****	*****	*****
Rec
Proton	NRE	*****	*****	*****	*****	*****	*****
Rec
Sea Launch	NRE	*****	*****	*****	*****	*****	*****
Rec
Atlas	NRE	*****	*****	*****	*****	*****	*****
Rec
Delta	NRE	*****	*****	*****	*****	*****	*****
Rec

E.	Spacecraft Extended Storage and Retest

1.	Intelsat may, at its option, and in connection with the storage of the Spacecraft, elect to direct the Contractor to continue to store the Spacecraft for an additional ***** after the initial Contractor-provided ***** storage and retest period, and to perform additional Spacecraft testing. The firm fixed price for such Post-Storage testing, as set forth in Exhibits B and D, for each Spacecraft, shall be *****.

40 - 3

2.	The monthly storage rate shall include any replacement of equipment on the Spacecraft which may become necessary due to the length of storage time. The firm fixed monthly storage rate per Spacecraft is *****. Intelsat shall be responsible for any duties and taxes that may result from extended storage of the Spacecraft.

40 - 4

ARTICLE 41. - RESERVED

41 - 1

ARTICLE 42. - USE OF LAUNCH BASE SUPPORT

     Intelsat will use its best efforts to make arrangements with providers of launch services to authorize the Contractor to use, on a no-charge basis, in the performance of the launch support requirements of this Contract, facilities, equipment, supplies, materials, and services. Such launch base support shall be furnished in such quantities and at such times as may reasonably be required for the performance of this Contract.

42 - 1

ARTICLE 43. - SPACECRAFT NOT LAUNCHED WITHIN FIVE YEARS

     If a Spacecraft has not been launched within ***** after its acceptance by and delivery to Intelsat, the Contractor shall have no further financial or other obligations to Intelsat with respect to that Spacecraft unless the Parties reach agreement on the technical and financial elements of a work program that is necessary to prepare such a Spacecraft for launch. In the event such agreement is reached and the Spacecraft is launched, the Contractor shall promptly refund to Intelsat the amount previously paid to it pursuant to Paragraph B.5 of Article 6 to this Contract, entitled Spacecraft Risk Money Performance Payments. Following the launch of such Spacecraft, the Contractor shall be eligible to receive applicable Performance Payments for such Spacecraft in accordance with the provisions of this Contract.

43 - 1

ARTICLE 44. - RESERVED

44 - 1

ARTICLE 45. - CONTRACTOR PROVIDED OFFICE SPACE

     Upon request by Intelsat, at any time during the performance of this Contract, the Contractor shall provide (and cause the Key Subcontractors identified by Intelsat to do likewise) adequate office space for Intelsat staff members and/or consultants at the Contractor’s or Subcontractor’s facilities free of charge, in accordance with the requirements set forth in Exhibit B, Statement of Work. Such office space shall include office furniture, telephones, an area for copy and facsimile machines, as well as a library and a computer room. In addition, the Contractor or Subcontractor shall provide adequate parking spaces for Intelsat on-site personnel. Intelsat personnel shall have 24-hour access to such office space.

45 - 1

ARTICLE 46. - ERRORS, OMISSIONS AND INCONSISTENCIES

     By executing this Contract, the Contractor represents that it has thoroughly examined all parts of this Contract, including all Attachments, and that it believes them to be complete, consistent and accurate. If the Contractor concludes during the performance of the Work that any portion of this Contract is inaccurate or incomplete or that there are inconsistencies, it shall promptly refer the matter to Intelsat for resolution before proceeding with the portion of the Work in question. Such resolutions shall result in no additional charge to Intelsat since it shall be the responsibility of the Contractor to fulfill the envelope of the requirements. If the Contractor proceeds with the portion of the Work in question before obtaining such a resolution, it shall be deemed to have proceeded on its own account and shall not be (i) relieved of its obligation to perform as intended or (ii) entitled to any increase in price or extension of the delivery requirements by reason thereof.

46 - 1

ARTICLE 47. - INTELSAT FURNISHED INFORMATION AND PROPERTY

     The Contractor agrees, with respect to all Information and property, including but not limited to equipment, models and devices, furnished by Intelsat under this Contract:

A.	That title to such Information and property shall remain exclusively in Intelsat.

B.	To assume all risk of loss or damage, reasonable wear and tear excepted, to such Information and property while in the Contractor’s or any Subcontractor’s possession or control.

C.	To ensure that such Information and property are used solely in the performance of the Contract.

D.	To be responsible for payment of all taxes which become due by reason of the Contractor’s or any Subcontractor’s possession, control or use of such Information and property and to comply with all requirements of said laws, including making payment of any interest or penalties related to or arising from such taxes.

E.	To ensure that no lien, encumbrance, pledge or other interest whatsoever attaches to such Information and property as a result of the Contractor’s or any Subcontractor’s acts or omissions.

F.	Except as may otherwise be provided in this Contract, to return such Information and property to Intelsat upon completion of all Work or termination of this Contract.

G.	That in no event will Intelsat be liable for special, indirect or consequential damages related to such Information and property or arising from the use thereof.

47-1

ARTICLE 48. - CONFIDENTIALITY

A.	During the course of the performance of the Work, either Party, or any of their respective Associates (“disclosing Party”) in connection with this Contract, may disclose certain Confidential Information of such Party to the other Party (“receiving Party”). Unless otherwise provided for in this Contract or consented to in writing by the disclosing Party, the receiving Party shall:

1.	keep the Confidential Information in confidence and in the same manner as the receiving Party maintains its own Confidential Information, or, at minimum, as a reasonable person would under the circumstances;

2.	make no copies of the Confidential Information, in whole or in part, except for a reasonable number of copies necessary for performing the Services. All copies shall reproduce, without modification, any and all proprietary markings and other legends contained thereon;

3.	limit the disclosure of all Confidential Information received under this Contract inside its organization to persons having a need-to-know, provided, however, that, the receiving Party’s Subcontractors may be included within the meaning of “persons having a need-to-know” provided that such Subcontractors and their employees (as requested by Intelsat) have executed a non-disclosure or confidentiality agreement no less stringent than this Article;

4.	not disclose the Confidential Information (or any copy or portion thereof) to any third party; and

5.	use the Confidential Information only for the purposes directly related to performing the Services specified herein;

48 - 1

B.	The restrictions on use and disclosure set forth in Paragraph A above shall not apply to such Confidential Information if the same:

1.	is within, or later falls within, the public domain, through no fault of the receiving Party and no breach of this Contract, provided however that a governmental entity, domestic or foreign, shall not be considered as the general public;

2.	is used or disclosed by the receiving Party in a manner approved by Intelsat in advance and in writing;

3.	is independently developed by the receiving Party without reference to the Confidential Information disclosed by Intelsat, which fact can be shown by competent evidence upon request by Intelsat;

4.	becomes known to the receiving Party from a source other than Intelsat who has no obligation of secrecy with respect to the Confidential Information;

5.	is made available by Intelsat to a third party on an unrestricted, non- confidential basis; or

6.	is used or disclosed as required by statute or judicial decree, provided that should the Confidential Information become subject to use or disclosure through judicial or other request or decree made to the receiving Party, the receiving Party shall promptly notify Intelsat of same, and shall provide such assistance as is reasonable, at the disclosing Party’s expense, to assist Intelsat in obtaining a protective order, injunction, or such other protection as Intelsat deems necessary to maintain the confidentiality of such information.

C.	Return of Information: When Intelsat’s Confidential Information is no longer needed for the purpose of this Contract or upon termination of this Contract all written copies

48 - 2

thereof and portions thereof remaining in the receiving Party’s possession shall immediately be returned to the disclosing Party or destroyed, and such return or destruction certified to the disclosing Party by the receiving Party.

D.	Licenses and Warranties: It is agreed that no license under any patent, copyright, mask work protection right, trade secret, or any other intellectual property right of Intelsat is granted by this Contract, or by any disclosure of Confidential Information hereunder, and such Confidential Information which may be transmitted or exchanged by Intelsat shall not constitute any representation, warranty, assurance, guarantee, or inducement by Intelsat to the receiving Party with respect to the infringement of patents, copyrights, trade secrets, mask work protection rights, or any other intellectual property rights of others. Intelsat shall not be responsible or liable whatsoever under this Contract for any use of the Confidential Information by the receiving Party or its customers or agents.

E.	Survival: The provisions of this Article shall survive the termination or expiration of this Contract for a period of *****.

48 - 3

ARTICLE 49. - RESERVED

49 - 1

ARTICLE 50. - TECHNICAL MONITORING

     The Work to be performed under this Contract is subject to the technical monitoring of Intelsat. Any review, concurrence or approval by Intelsat of various activities performed by the Contractor in the connection with the Work shall not relieve the Contractor from fulfilling its obligations in meeting the requirements of the Contract.

50 - 1

ARTICLE 51. -	HAZARDOUS MATERIAL IDENTIFICATION AND MATERIAL SAFETY DATA

     The Contractor shall comply with applicable federal, state, and local laws, codes, ordinances and regulations (including the obtaining of licenses and permits) in connection with any hazardous material used during launch processing and agrees to submit the necessary data before delivery of material to CCAFS, KSC and non-Government commercial facilities as prescribed in U.S. Federal Standard No. 313A. The Contractor agrees to provide the right to use and disclose such data relating to hazardous materials as necessary to comply with this Article.

51 - 1

ARTICLE 52. - REPORTING OF PAYMENTS

A.	The Contractor agrees to provide to Intelsat any and all information concerning any form of inducement with a value exceeding U.S. $250 (“gratuity”) which is given, directly or indirectly, at any time, by or on behalf of the Contractor to any Intelsat Official in connection with this Contract. If the value of this Contract exceeds U.S. $500,000, the Contractor shall also cause its firm of independent certified public accountants to certify to the internal auditor of Intelsat annually that all such information known to such firm has been so provided.

B.	If Intelsat determines that any such gratuity has been given for the purpose of obtaining this Contract or favorable treatment under this Contract, Intelsat shall be entitled to treat the giving of such gratuity as a material breach of this Contract, and to terminate this Contract under the provisions of Article 21 of this Contract, entitled Termination for Cause, and to receive from the Contractor, punitive damages in addition to any other damages.

C.	The rights and remedies of Intelsat under this Article are in addition to any other rights and remedies provided by law or under this Contract.

D.	For the purposes of this Article, “Intelsat Official” includes any officer, agent, servant or employee of Intelsat, or its Associates.

52 - 1

ARTICLE 53. - SECURITY INTEREST AND LICENSE AGREEMENT

A.	In consideration of Intelsat’s promise to purchase the Spacecraft hereunder and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Contractor hereby grants to Intelsat a first priority continuing security interest in:

1.	all now-owned or hereafter acquired equipment used in connection with the Contractor’s performance of work under the Contract, including all Spacecraft and associated flight equipment, fabricated or unfabricated parts, work in process, completed work, supplies, special tooling, special test equipment and other material produced or acquired for, and identified to the Contract (collectively referred to as “Equipment”), except for Equipment that is also regularly used or useable on contracts and programs other than this Contract;

2.	all now-owned or hereafter acquired inventory used in connection with the Contractor’s performance under the Contract, including raw materials, work in process therefor and finished goods therefor in connection with the Contractor’s performance of work under the Contract (collectively referred to as “Inventory”), except for Inventory not designated or otherwise identified by the Contractor for use on this Contract;

3.	all contract rights relating to the above; and

4.	proceeds of any of the foregoing collateral, now or hereafter existing by virtue of sale, exchange, transfer or other disposition other than as authorized or contemplated by the Contract (collectively referred to as “the Collateral”).

53 - 1

B.	The Collateral shall secure the Contractor’s prompt and timely performance under the Contract.

C.	If Intelsat exercises the rights and remedies as a secured party under the Uniform Commercial Code or any other law, the Contractor grants to Intelsat, to the extent it is entitled to do so without the payment of additional fees to any third party, a non-exclusive, royalty free license or sublicense to copyrights, patents, patent applications, inventions, and trade names owned or licensable by the Contractor and necessary for performance under the Contract (“the License”). The License is for the sole purpose of enabling Intelsat to complete or have completed performance under the Contract.

D.	The Contractor represents and warrants that:

1.	the Contractor is owner of the Collateral and has authorized the grant of a security interest in the Collateral to Intelsat;

2.	no effective Uniform Commercial Code financing statement or any other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may be filed in favor of Intelsat relating to this Article; and

3.	compliance with and performance of the terms and provisions hereof and the consummation of the transactions contemplated by this Article do not contravene, conflict with, violate, result in a breach of, or constitute a default under, any agreement or instrument to which the Contractor is a party or by which it or any of its property or assets are bound.

53 - 2

E.	The Contractor covenants and warrants that unless compliance is waived by Intelsat in writing:

1.	the Contractor shall not create, incur, assume or suffer to exist, directly or indirectly, any mortgage, pledge, hypothecation, encumbrances, assignment, lien (statutory or other) or preference or priority or other security agreement of any kind or nature whatsoever (“Liens”) upon any of the Collateral, except the security interest created hereby in favor of Intelsat; provided, however, if the Contractor provides Intelsat fifteen (15) days prior written notice, the Contractor may create Liens on the Collateral subordinate to Intelsat’s security interest;

2.	except as expressly provided in this Article, the Contractor will keep the Collateral free and clear of all Liens, except the security interest created hereby in favor of Intelsat and subordinate Liens permitted under paragraph E.1 above;

3.	the Contractor will promptly notify Intelsat in writing of any event which affects the value of the Collateral, the ability of the Contractor or Intelsat to dispose of or use the Collateral, or the rights and remedies of Intelsat in relation thereto;

4.	Intelsat shall have the right to file Uniform Commercial Code financing statements at any time during the term of this Contract to perfect the security interest granted under this Contract; and

5.	the Contractor shall deliver to Intelsat quarterly and annual financial statements of the Contractor as soon as they become available.

F.	In the event that Intelsat exercises the right to file Uniform Commercial Code financing statements, the Contractor agrees to, and/or agrees to cause its controlling entity or parent company to, execute any financing statements, amended financing

53 - 3

statements, continuation statements or other documents from time to time which are deemed necessary or desirable by Intelsat to create, perfect, confirm or validate the security interest granted under this Contract or to enable Intelsat to obtain the full benefits of this Article, or to enforce any of its rights, powers and remedies under this Contract in respect of the Collateral.

G.	In the event of a material breach of the Contractor’s obligations under the Contract, or a breach or default of any term, representation, covenant or conditions specified in this Article, or the Contractor shall become insolvent, makes a general assignment for the benefit of creditors, voluntarily files under bankruptcy law or similar law or has an involuntary bankruptcy petition filed against it (any of the foregoing constituting a “default” for purposes of this Article this provision does not apply to the Contractor’s current Chapter 11 Case Nos. (RDD) 03-41709 (RDD) through 03-41728, filed in the U.S. Bankruptcy Court for the Southern District of New York on July 15th 2003); then Intelsat may exercise all rights and remedies of a secured party under the Uniform Commercial Code or any other law.

H.	1. In addition to the Collateral provided for under Paragraph A above, as a condition to Intelsat’s payment of the $50 Million deposit as provided for in Paragraph A of Article 5 of this Contract, entitled Milestone Payments, the Contractor and its Affiliates have granted a first priority, perfected security interest in all their respective rights, title and interest in the Collateral (as defined in the Pledge and Security Agreement of even date herewith between Contractor and certain of its Affiliates and Intelsat (the “Pledge and Security Agreement”). If a “Security Event of Default” occurs under the Security Agreement, as notified by Intelsat to the Contractor the Contractor shall immediately return the unearned portion of the $50 million deposit paid by Intelsat pursuant to Article 5 of this Contract, entitled Milestone Payments. If the Contractor fails to return such amounts within thirty (30) days of such notice , Intelsat may thereafter exercise all of its rights and remedies as a secured party as provided in the Security Documents. In the event of any inconsistency between the

53 - 4

provisions of this Section H.1 and the Pledge and Security Agreement, the Pledge and Security Agreement shall govern.

2.	For the avoidance of doubt, the Parties agree that while Intelsat may exercise rights and remedies as a secured party if Contractor fails to return the deposit within the period specified above, neither such failure to repay nor any Security Event of Default shall be deemed a material breach of this Contract, or be grounds for termination hereunder, including without limitation Termination for Cause under Article 21 hereof.

53 - 5

ARTICLE 54. - CONTRACTOR COOPERATION WITH INSURANCE CARRIER

     The Contractor shall cooperate with Intelsat, its Associates and their insurance carrier in connection with the procurement of any insurance policy relating to the launch and the Spacecraft, including the due diligence inquiry for and preparation of any such policy. In the event of a launch failure or a failure of the Spacecraft in-orbit, the Contractor shall cooperate with Intelsat, its Associates and their insurance carriers, in connection with the investigation, preparation filing and administration of any insurance claim pertaining to such launch or Spacecraft failure.

54 - 1

ARTICLE 55. - PARENT GUARANTEE

     If the Contractor is owned or controlled by another entity, the Contractor shall cause its ultimate controlling or parent entity to provide a guarantee to Intelsat for the full and satisfactory performance by the Contractor of all of its obligations under this Contract. The terms of the guarantee shall be satisfactory to Intelsat.

55 - 1

ARTICLE 56.- RESERVED

56 - 1

ARTICLE 57.- PERMITS, LICENSES AND COMPLIANCE WITH LAWS

A.	Applicable Permits, Licenses, and Laws

1.	The Contractor shall, at its own expense, obtain all government approvals, permits, and licenses (including any required for export from or import into the United States and other applicable jurisdictions), as may be required for performance of the Work. Intelsat agrees to cooperate with the Contractor in the Contractor’s efforts to obtain any such approvals, permits, or licenses.

2.	The Contractor shall, at its expense, perform the Work in accordance with all applicable laws of any country, state, territory or jurisdiction and the conditions of all applicable government approvals, permits, or licenses.

3.	Without limiting the generality of the foregoing, the Contractor shall not, directly or indirectly, take any action that would cause Intelsat or its Associates to be in violation of U.S. anti-boycott laws under the U.S. Export Administration Act, the International Traffic in Arms Regulations, or any regulation thereunder as well as any applicable similar laws and regulations of foreign jurisdictions. Any obligation of Contractor hereunder to provide hardware, software, Deliverable Data, other technical information or technical services to Intelsat or its Associates, their and personnel, agents and/or representatives shall be subject to applicable U.S. Government export control and security laws, regulations, policies and license conditions. The Parties shall work cooperatively and in good faith to implement this Contract in compliance with such laws, regulations, policies and license conditions.

57 - 1

4.	If and to the extent required by U.S. law, Intelsat, its Associates and their personnel and/or representatives shall enter into U.S. Government-approved agreement(s), separate from this Contract, governing Contractor’s provision of hardware, software, Deliverable Data, other technical information or technical services in connection with this Contract.

5.	No Unauthorized Exports or Retransfers- Neither Party shall export or transfer to any “foreign person” any hardware, software, deliverable data, other technical information or technical services furnished hereunder, except as expressly authorized by the U.S. Government in accordance with the export licenses, agreements and other approvals referenced in articles this Article or as otherwise expressly authorized under U.S. export control laws.

6.	In its performance of this Contract, the Contractor shall not, directly or indirectly, make, offer, or agree to make or offer any loan, gift, donation, or other payment, whether in cash or in kind, for the benefit or at the direction of any candidate, committee, political party, government or its subdivision, or any individual elected, appointed, or otherwise designated as an employee or officer thereof for the purpose of influencing any act or decision of such entity or individual or inducing such entity or individual to do or omit to do anything, in order to obtain or retain business or other benefits except as may be expressly permitted under the U.S. Foreign Corrupt Practices Act and the regulations promulgated thereunder.

B.	Review of Applications

Prior to submission of an application, the Contractor shall review with Intelsat any application the Contractor intends to submit to any government, department, agency, or entity for an approval, permit, license, or agreement, as may be required for performance of the Work. The Contractor shall provide Intelsat a minimum of five (5) business days to review such application prior to submission to a governmental

57 - 2

entity, and the Contractor shall in good faith consider any comments and proposed revisions made by Intelsat for incorporation into the application. The Contractor shall deliver to Intelsat a copy of all approvals permits or licenses within five (5) days of receipt.

C.	Marking ITAR Controlled Data

1.	Contractor agrees to mark all ITAR controlled data and documentation appropriately before providing it to Purchaser. PURCHASER SHALL NOT BE RELIEVED OF ITS OBLIGATIONS UNDER THE ITAR REGARDING THE RETRANSFER OF DATA AND DOCUMENTATION PROVIDED BY CONTRACTOR REGARDLESS OF ANY CONTRACTOR MARKINGS (OR LACK THEREOF).

2.	Subject to paragraph 70.1.3 below, Contractor shall provide ITAR controlled technical data (as that term is defined in the ITAR) to the Program Manager, Intelsat Satellite Program Office, and to the Director, Office of Import/Export Controls, Washington, D.C; and shall mark the data as follows:

“This document contains technical data (22 CFR 120.10) and is subject to the control of the International Traffic in Arms Regulations 22 CFR 120-130.”

3.	To the extent that Contractor provides any ITAR controlled data that is “detailed design and manufacturing know-how data” as defined in Intelsat Global Service Corporation’s Technical Assistance Agreement TA 1377-01 the Contractor shall only provide such controlled data to:

*****
Director, Intelsat Satellite Program Office

57 - 3

Palo Alto, California and

***** Director, Office of Import/Export Controls Intelsat Global Service Corporation Washington, D.C. 20008

Such controlled data shall be marked as follows:

“This document contains Technical Data (22 CFR 120.10) that may only be released to U.S. persons as defined in 22 CFR 120.15.”

D.	Contractor Violation of Law

Intelsat shall not be responsible in any way for the consequences, direct or indirect, of any violation by the Contractor, its Subcontractors, or their respective Affiliates or Associates of any law or of any country whatsoever.

57 - 4

ARTICLE 58. - RESERVED

58 - 1

ARTICLE 59. - GENERAL

     A.  All rights and remedies conferred hereunder or otherwise shall be cumulative and may be exercised singly or concurrently. Failure by either Party to enforce any of its rights hereunder or otherwise shall not be deemed a waiver of future enforcement of such rights or any other rights. The following provisions shall survive the expiration or termination of this Contract:

1.	Article 12, Intelsat’s Right of Access

2.	Article 15, Agreement to Indemnify, Hold Harmless and Defend

3.	Article 22, Disputes

4.	Article 24, Intellectual Property Rights

5.	Article 25, Inventions

6.	Article 27, Public Release of Information

7.	Article 32, Assignment

8.	Article 35, Intellectual Property Indemnification

9.	Article 36, Warranty

10.	Article 47, Intelsat Furnished Information and Property

11.	Article 48, Confidentiality

12.	Article 53, Security Interest and License Agreement

13.	Article 54, Contractor Cooperation With Insurance Carrier

14.	Article 57, Permits, Licenses and Compliance with Laws

15.	Article 59, General

     B. Waiver

All rights and remedies conferred hereunder or otherwise shall be cumulative and may be exercised singly or concurrently. Failure by either Party to enforce any of its rights hereunder or otherwise shall not be deemed a waiver of future enforcement of such rights or any other rights.

59 - 1

C.	Severability

If any provision of this Contract is held to be invalid, it shall not affect any other provisions of this Contract and the invalid provision shall be replaced with an acceptable provision consistent with the original intent of the Parties.

D.	Consents and Approvals

Except where expressly provided as being in the sole discretion of a Party, where agreement, approval, acceptance, consent, or similar action by either Party is required under this Contract, such action shall not be unreasonably delayed or withheld. An approval or consent given by a Party under this Contract shall not relieve the other Party from responsibility for complying with the requirements of this Contract, nor shall it be construed as a waiver of any rights under this Contract, except as and to the extent otherwise expressly provided in such approval or consent.

E.	Lender Requirements

1.	The Parties recognize this Contract may be financed by Intelsat through external sources. Subject to compliance with U.S. export control laws, the Contractor shall provide to any Financing Entity any program information or certification (provided that such certification does not materially affect or increase Contractor’s obligations or liabilities hereunder) that such Financing Entity reasonably requires (subject to confidentiality agreements governing such program information). For purposes of this Paragraph, a “Financing Entity” shall mean any entity (other than the Contractor, or parties related to the Contractor), including any commercial bank, merchant bank, investment bank, commercial finance organization, corporation, or partnership, providing money on a full or partial debt basis to Intelsat to fund the construction, Delivery, or launch of the Spacecraft to be delivered hereunder, but does not include any entity that is a direct manufacturing competitor of the Contractor.

59 - 2

2.	The Contractor agrees to work cooperatively to negotiate and execute such documents as may be reasonably required to implement such financing to the extent such financing or document does not adversely affect the Contractor’s interests under this Contract.

3.	The Contractor agrees to execute such documents as may be reasonably required by any Financing Entity, including a contingent assignment of this Contract to such Financing Entity, under terms reasonably acceptable to the Contractor and to agree to such modifications to this Contract as such Financing Entity may reasonably require, provided the Contractor’s interests under this Contract are not adversely affected.

F.	Counterparts This Contract may be executed in two (2) or more counterparts, which taken together constitute one single contract between the Parties.

G.	Entire Agreement, Integration and Construction

1.	This Contract: (1) consists of this document, and referenced Exhibits in Article 2, Scope of Work: (2) constitutes the entire agreement of the Parties with respect to the subject matter hereof; and (3) supersedes all prior correspondence, representations, proposals, negotiations, understandings, and agreements of the Parties, oral or written, with respect to the subject matter hereof, excluding the APA and related documentation. No addition to, deletion of, or deviation from the provisions of this Contract shall be binding against Intelsat unless in writing and signed by Intelsat’s Authorized Representative or against the Contractor unless in writing and signed by an Authorized Representative of the Contractor.

2.	In the event of any conflict or inconsistency between these terms and conditions, the Articles set forth in this Contract and the provisions of the various Exhibits, attachments, schedules or annexes of this Contract, such

59 - 3

conflict or inconsistency shall be resolved by giving precedence to the terms and conditions set forth in the Articles of this Contract.

3.	With respect to each and every provision of this Contract, the Parties understand and agree that the same have been mutually negotiated, prepared and drafted, and that if at any time the Parties hereto desire or are required to interpret or construe any such provision, no consideration shall be given to which Party hereto actually prepared, drafted or requested any provision in this Contract.

H.	Headings and Number

The Article and Paragraph headings are for convenience of reference only and shall not be considered in interpreting the text of this Contract. Words in the singular include the plural and vice versa.

I.	No Third-Party Beneficiaries

This Contract is entered into solely between, and may be enforced only by, Intelsat and the Contractor and their permitted assigns, and this Contract shall not be deemed to create any rights in third parties, including suppliers and customers of a Party, or to create any obligations of a Party to any such third parties.

59 - 4

ARTICLE 60. - RESERVED

60 - 1

     Each Party acknowledges that it has read, understands and agrees to be bound by the provisions of this Contract.

     IN WITNESS WHEREOF, the Parties hereto have executed this Contract in Bermuda effective as of the date set forth in Article 31 of this Contract, entitled Effective Date.

	Space Systems/Loral, Inc.		Intelsat LLC
	(“Contractor”)		(“Intelsat”)

By:	/s/ Janet T. Yeung (Signed)	By:	/s/ Ramu Potarazu (Signed)

	Janet T. Yeung		Ramu Potarazu
	(Typed)		(Typed)

Title:	Vice President	Title:	President,
Intelsat LLC

Contract Intelsat-67700

Exhibit A
Spacecraft Performance
Specifications

Document Number:    IS-SIGMA-2003-RFP-0003
Version:    1.0
Last Updated: 03 December 2003
Electronic issue 04 Dec 2003 – verify document is latest version available.

“This document contains technical data as defined in the U.S. Government’s International Traffic in Arms Regulations (ITAR) section 22 CFR § 120.10 and must be stored in an access-restricted location when not in use. Export, transfer or other disclosure of this document, in whole or in part, to any non-US person or entity requires prior written approval of the Office of Defense Trade Controls.”

Contract Intelsat — 67700
Exhibit A

1. GENERAL REQUIREMENTS

This contract exhibit specifies the technical performance requirements for the Intelsat Sigmasat spacecraft. The specification herein is solely concerned with the space segment of that system.

The detailed spacecraft requirements are defined in the following Attachments to this Exhibit:

1) Attachment 1 — Communications Subsystem Performance Specifications

2) Attachment 2 — Telemetry, Commanding, and Ranging (TC&R) Performance Specifications

3) Attachment 3 — Spacecraft Systems Performance Specifications

Last Updated: 03 December 2003	Page 1	Doc. No.: IS-SIGMA-2003-RFP-0003

Electronic issue 10 Dec 2003 — verify document is latest version available.	Issue No.: 1
Intelsat Restricted & Proprietary
Some or all of the data contained herein is “technical data” as defined under 22 C.F.R. 120.10 of the ITAR and may not be transferred or otherwise disclosed to any foreign party without the prior written approval of the U.S. Dept. of State.

Contract Intelsat-67700

Attachment 1 to Exhibit A
Communications Subsystem
Performance Specifications

Document Number:    IS-SIGMA-2003-RFP-0001
Version:    1.0
Last Updated: 10 December 2003
Electronic issue 10 December 2003 – verify document is latest version available.

“This document contains technical data as defined in the U.S. Government’s international Traffic in Arms Regulations (ITAR) section 22 CFR § 120.10 and must be stored in an access-restricted location when not in use. Export, transfer or other disclosure of this document, in whole or in part, to any non-US person or entity requires prior written approval of the Office of Defense Trade Controls.”

***********************************

114 pages of Attachment 1 to Exhibit A to Exhibit 10.34 have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Attachment 2 to Exhibit A
Telemetry, Commanding, and
Ranging (TC&R) Performance
Specifications

Document Number:    IS-SIGMA-2003-RFP-0003
Version:    1.0
Last Updated: 03 December 2003
Electronic issue 04 Dec 2003 – verify document is latest version available.

“This document contains technical data as defined in the U.S. Government’s International Traffic in Arms Regulations (ITAR) section 22 CFR § 120.10 and must be stored in an access-restricted location when not in use. Export, transfer or other disclosure of this document, in whole or in part, to any non-US person or entity requires prior written approval of the Office of Defense Trade Controls.”

***********************************

41 pages of Attachment 2 to Exhibit A to Exhibit 10.34 have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Contract Intelsat-67700

Attachment 3 to Exhibit A
Spacecraft Systems
Performance Specifications

Document Number: IS-SIGMA-2003-RFP-0002
Version: 1.0
Last Updated: 02 December 2003
Electronic issue 04 December 2003 — verify document is latest version available.

“This document contains technical data as defined in the U.S. Government’s International Traffic in Arms Regulations (ITAR) section 22 CFR § 120.10 and must be stored in an access-restricted location when not in use. Export, transfer or other disclosure of this document, in whole or in part, to any non-US person or entity requires prior written approval of the Office of Defense Trade Controls.”

**********************************

46 pages of Attachment 3 to Exhibit A to Exhibit 10.34 have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Contract Intelsat-67700

Exhibit B
Statement of Work

Document Number: IS-SIGMA-2003-RFP-0005
Version: 1.0
Last Updated: 10 December 2003
Electronic issue 10 December 2003 — verify document is latest version available.

“This document contains technical data as defined in the U.S. Government’s International Traffic in Arms Regulations (ITAR) section 22 CFR § 120.10 and must be stored in an access-restricted location when not in use. Export, transfer or other disclosure of this document, in whole or in part, to any non-US person or entity requires prior written approval of the Office of Defense Trade Controls.”

***********************************

144 pages of Exhibit B to Exhibit 10.34 have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Contract Intelsat — 67700

Exhibit C
Product Assurance Program

Document Number: IS-SIGMA-2003-RFP-0004
Version: 1.0
Last Updated: 03 December 2003
Electronic issue 08 December 2003 — verify document is latest version available.

“This document contains technical data as defined in the U.S. Government’s International Traffic in Arms Regulations (ITAR) section 22 CFR §120.10 and must be stored in an access-restricted location when not in use. Export, transfer or other disclosure of this document, in whole or in part, to any non-US person or entity requires prior written approval of the Office of Defense Trade Controls.”

***********************************

299 pages of Exhibit C to Exhibit 10.34 have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Contract Intelsat-67700

Exhibit D
Spacecraft Test Plan

Document Number: IS-SIGMA-2003-RFP-0004

Version: 1.0 Last Updated: 10 December 2003
Electronic issue 10 December 2003 — verify document is latest version available.

“This document contains technical data as defined in the U.S. Government’s International Traffic in Arms Regulations (ITAR) section 22 CFR § 120.10 and must be stored in an access-restricted location when not in use. Export, transfer or other disclosure of this document, in whole or in part, to any non-US person or entity requires prior written approval of the Office of Defense Trade Controls.”

***********************************

480 pages of Exhibit D to Exhibit 10.34 have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Contract Intelsat-67700

Exhibit E
Spacecraft Radiation
Environment Specifications

Document Number: IS-SIGMA-2003-RFP-0006
Version: 1.0
Last Updated: 10 December 2003
Electronic issue 10 December 2003 — verify document is latest version available.

“This document contains technical data as defined in the U.S. Government’s International Traffic in Arms Regulations (ITAR) section 22 CFR §120.10 and must be stored in an access-restricted location when not in use. Export, transfer or other disclosure of this document, in whole or in part, to any non-US person or entity requires prior written approval of the Office of Defense Trade Controls.”

***********************************

13 pages of Exhibit E to Exhibit 10.34 have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

CONTRACT Intelsat-67700

Exhibit F

Intelsat Sigmasat Spacecraft

and Associated Equipment and
Services

Milestone Payment Plan and
Performance Payment Plan

***********************************

13 pages of Exhibit F to Exhibit 10.34 have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

CONTRACT Intelsat-67700

Exhibit G

Intelsat Sigmasat Spacecraft

and Associated Equipment and
Services

Termination for Convenience Liability
Profile

***********************************

1 page of Exhibit G to Exhibit 10.34 has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.